Exhibit 2(a)

This document is important and requires your immediate attention.
If you are in any doubt as to how to deal with it you should consult your investment dealer, stockbroker, bank manager, lawyer or other professional advisor.

                                 OFFERS TO PURCHASE

                    all of the Class A Subordinate Voting Shares
                            and all of the Class B Shares
                                         of

                                   DMR GROUP INC.
                                    at a price of
                            Cdn. $8.25 in cash per share
           by Amdahl Canada Acquisition Inc., a wholly-owned subsidiary of

                                AMDAHL CANADA LIMITED

Each of the Offers will be open for acceptance until 8:00 p.m., Montreal time, on Thursday, October 19, 1995, unless withdrawn or extended.

The Class A Offer is conditional upon the Offeror acquiring Class B Shares pursuant to the Class B Offer. See section 5 of the Offers to Purchase. The Class B Offer is conditional upon, among other things, there being validly deposited under the respective Offers and not withdrawn such number of Class A Shares (calculated on a diluted basis) and Class B Shares as are required by the Offeror to ensure successful authorization of an amalgamation, statutory arrangement or other transaction involving the Offeror and/or an affiliate and DMR that is a "going private transaction" (as defined in Policy Q-27 of the Quebec Securities Commission and in Policy Statement No. 9.1 of the Ontario Securities Commission) being (i) two-thirds of each of the Class A Shares (calculated on a diluted basis) and the Class B Shares then outstanding and (ii) a majority of each of the Class A Shares (calculated on a diluted basis) and Class B Shares then outstanding, excluding the Shares which are held by or on behalf of the Offeror, its affiliates and associates and the Shares which are subject to the terms of the Deposit Agreements. See section 6 of the Offers to Purchase. Pursuant to the Deposit Agreements, shareholders holding an aggregate of 1,607,800 Class A Shares and 3,556,088 Class B Shares have agreed to deposit and not withdraw such Shares under the Class A Offer and Class B Offer, respectively. See "Arrangements with Controlling Shareholders and DMR" in the Offering Circular.

A holder of Class A Shares or Class B Shares wishing to accept the Class A Offer or the Class B Offer, respectively, must deposit the certificates representing such holder's Shares together with the Letter of Acceptance and Transmittal or a facsimile thereof, properly completed and duly executed, prior to the expiry of the Offers at one of the offices of Montreal Trust Company of Canada (the "Depositary") or the New York City office of The Bank of Nova Scotia Trust Company of New York (the "Forwarding Agent") specified in the Letter of Acceptance and Transmittal, in accordance with the instructions in the Letter of Acceptance and Transmittal. Each of the Offers may also be accepted by a holder by following the procedures for guaranteed delivery set out herein. A holder whose Shares are held in the name of a nominee should request such holder's broker, dealer, bank, trust company or other nominee to effect the transaction for such holder.

                         The Dealer Manager for the Offers:

in Canada                              in the United States

RBC Dominion Securities Inc.           RBC Dominion Securities Corporation

September 27, 1995

                             NOTICE TO U.S. SHAREHOLDERS

      These tender offers are made for the securities of a foreign issuer and while the Offers are subject to disclosure requirements of the country in which the subject company is incorporated or organized, investors should be aware that these requirements are different from those of the United States.

      The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the subject company is located in a foreign country and that some or all of its officers and directors are residents of a foreign country.

      Investors should be aware that the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of DMR's securities subject to the Offers or of DMR's related securities during the period of the Offers, as permitted by applicable Canadian laws or provincial laws or regulations.

      Questions and requests for assistance may be directed to the Dealer Manager for the Offers, RBC Dominion Securities Inc. in Canada and RBC Dominion Securities Corporation in the United States, or the Depositary or the Forwarding Agent. Additional copies of this document and the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary or the Forwarding Agent at their respective addresses shown in the Letter of Acceptance and Transmittal.

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ------

      SUMMARY                                                          4
      OFFERS TO PURCHASE                                               6
      OFFERING CIRCULAR                                                19
      THE OFFEROR                                                      19
      DMR GROUP INC                                                    19
      BACKGROUND                                                       20
      ARRANGEMENTS WITH CONTROLLING SHAREHOLDERS
             AND DMR                                                   21
      PURPOSE OF THE OFFER AND PLANS FOR DMR                           23
      SOURCE OF FUNDS FOR PAYMENT                                      25
      BENEFICIAL OWNERSHIP OF AND TRADING IN SHARES                    26
      PRICE RANGES AND VOLUME OF TRADING OF SHARES                     26
      DIVIDENDS AND DIVIDEND POLICY                                    27
      EFFECT OF THE OFFER ON MARKETS FOR SHARES AND STOCK EXCHANGE
             LISTINGS                                                  27
      COMMITMENTS TO ACQUIRE SECURITIES                                27
      ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS                       27
      REGULATORY MATTERS                                               27
      CANADIAN FEDERAL INCOME TAX CONSIDERATIONS                       28
      DEPOSITARY AND FORWARDING AGENT ARRANGEMENTS                     30
      DEALER MANAGER AND SOLICITING DEALER GROUP                       30
      DIRECTORS' APPROVAL                                              31
      OFFEREES' STATUTORY RIGHTS                                       31
      CONSENT                                                          32
      CERTIFICATE                                                      33

      The following is a summary of certain provisions of the Offers to Purchase and the Offering Circular and is qualified in its entirety by reference to those documents. The terms used with initial capitals are as defined in the Offers to Purchase and Offering Circular.


                                       SUMMARY


THE OFFERS

      The Offeror is offering to purchase, upon the respective terms and subject to the respective conditions described herein
(i) all of the issued and outstanding Class A Shares (including all Class A Shares issuable upon conversion of the Class B Shares and on the exercise of existing stock options of DMR) and (ii) all of the issued and outstanding Class B Shares not already owned by the Offeror at a price of $8.25 in cash for each Share.


TIME FOR ACCEPTANCE

      The Offers are open for acceptance until 8:00 p.m., Montreal time, on Thursday, October 19, 1995 unless withdrawn or extended.


CONDITIONS TO THE OFFERS

      The Offeror reserves the right to withdraw the Class A Offer and not take up and pay for any Class A Shares deposited under the Class A Offer unless the condition described in section 5 of the Offers to Purchase is satisfied. The Class A Offer is conditional upon the Offeror acquiring Class B Shares pursuant to the Class B Offer. The Class B Offer is conditional upon, among other things, there being validly deposited under the respective Offers and not withdrawn such number of Class A Shares
(calculated on a diluted basis) and Class B Shares as are required by the Offeror to ensure successful authorization of an amalgamation, statutory arrangement or other transaction involving the Offeror and/or an affiliate and DMR that is a "going private transaction" (as defined in Policy Q-27 and in Policy No. 9.1) being (i) two-thirds of each of the Class A
Shares (calculated on a diluted basis) and the Class B Shares then outstanding and (ii) a majority of each of the Class A
Shares (calculated on a diluted basis) and Class B Shares then outstanding, excluding the Shares which are held by or on behalf of the Offeror, its affiliates and associates and the Shares which are subject to the terms of the Deposit Agreements (the "Minimum Condition"). See section 6 of the Offers to Purchase. Pursuant to the Deposit Agreements, shareholders of DMR holding an aggregate of 1,607,800 Class A Shares and 3,556,088 Class B Shares have agreed to deposit and not withdraw such Shares under the Class A Offer and Class B offer respectively. See "Arrangements with Controlling Shareholders and DMR" in the Offering Circular. Based on the information provided to the Offeror, the Offeror expects that, assuming no Class B Shares are converted into Class A Shares, the Minimum Condition will be satisfied if, other than the Shares subject to the Deposit Agreements, 6,355,094 Class A Shares and 2,618 Class B Shares are deposited under the respective Offers and not withdrawn.


MANNER OF ACCEPTANCE

      Shareholders of DMR who wish to accept the Class A Offer or the Class B Offer must deposit the certificate(s) representing their Class A Shares or their Class B Shares, respectively, together with the Letter of Acceptance and Transmittal or a facsimile thereof, properly completed and duly executed, at or before the Expiry Time, at one of the offices of the Depositary or the New York City office of the Forwarding Agent specified in the Letter of Acceptance and Transmittal, in accordance with the instructions in the Letter of Acceptance and Transmittal. A holder whose Shares are held in the name of a nominee should request the broker, dealer, bank, trust company or other nominee to effect the transaction for such holder. A holder of Class A Shares or Class B Shares wishing to accept the Class A Offer or the Class B Offer, respectively, and whose certificates are not immediately available, may do so by following the procedures for guaranteed delivery set forth in section 3 of the Offers to Purchase.


RIGHT TO WITHDRAW DEPOSITED SHARES

      All deposits of Shares pursuant to each of the Offers are irrevocable except as provided in section 7 of the Offers to Purchase.


PAYMENT

      Subject to the terms and conditions of the Offers, the Offeror will take up and pay for Shares validly deposited under the Offers and not withdrawn within all time periods prescribed by applicable securities laws. See section 8 of the Offers to Purchase.


PURPOSE OF THE OFFERS AND PLANS FOR DMR

      The purpose of the Offers is to enable the Offeror to acquire all of the Shares which are not currently owned by the Offeror and its affiliates. If the Offers are successful, the Offeror intends to integrate Amdahl's Business Solutions Group into the business carried on by DMR.


ACQUISITION OF SHARES NOT DEPOSITED

      If within 120 days after the date hereof, each of the Offers has been accepted by the holders of not less than 90% of either the issued and outstanding Class A Shares or Class B Shares (or both), other than the Shares held on the date hereof by or on behalf of the Offeror and its affiliates and associates (as such terms are defined in the CBCA), and such Shares have been taken up and paid for by the Offeror, the Offeror intends to acquire pursuant to the provisions of section 206 of the CBCA the remaining Shares of the relevant class, on the same terms as the Shares acquired under the Offers. If such statutory right of acquisition is not available or if the Offeror elects not to pursue such right, the Offeror intends to pursue other means of acquiring, directly or indirectly, all of the issued and outstanding Shares in accordance with applicable law, including a subsequent going private transaction. In order to effect a subsequent going private transaction, the Offeror may seek to cause a special meeting of Shareholders of DMR to be called to consider an amalgamation, statutory arrangement, or other transaction involving DMR and the Offeror or one or more affiliates of the Offeror for the purposes of enabling the Offeror to acquire all of the Shares not acquired under the Offers. If the Minimum Condition is satisfied, the Offeror will have acquired sufficient Shares to carry out the acquisition of all of the remaining Shares. In any amalgamation, statutory arrangement or other transaction, the holders of Shares may have the right to dissent under the CBCA and to be paid the fair value for their Shares, with such fair value to be determined by a court.


INCOME TAX CONSIDERATIONS

      The sale of Shares under the Offers will be a disposition for tax purposes and will give rise to tax consequences to the depositing holder of Shares. See "Canadian Federal Income Tax
Consequences" in the Offering Circular.


DEPOSITARY

      Montreal Trust Company of Canada (the "Depositary") is acting as depositary in Canada and the New York City office of The Bank of Nova Scotia Trust Company of New York (the "Forwarding Agent") is acting as Forwarding Agent under the Offers. The Depositary and the Forwarding Agent will receive deposits of Shares and accompanying documentation at the offices specified in the Letter of Acceptance and Transmittal. The Depositary will also be responsible for giving notices, if required, and for making payment for all Shares purchased by the Offeror under the Offers.


DEALER MANAGER

      The Offeror has retained RBC Dominion Securities Inc. to serve as Dealer Manager for the Offers in Canada and RBC Dominion
Securities Corporation to serve as Dealer Manager for the Offers in the United States.










                       ALL CURRENCY AMOUNTS EXPRESSED HEREIN,
           UNLESS OTHERWISE INDICATED, ARE EXPRESSED IN CANADIAN DOLLARS.

                                 OFFERS TO PURCHASE

TO:   Holders of Class A Subordinate Voting Shares and
      Class B Shares of DMR Group Inc.


1.    THE OFFERS

      The Offeror hereby offers to purchase, upon the respective terms and subject to the respective conditions set forth in the Offers to Purchase, the attached Offering Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery,
(i) all of the issued and outstanding Class A Shares (including all Class A Shares issuable upon conversion of Class B Shares and upon exercise of existing stock options of DMR) and (ii) all of the issued and outstanding Class B Shares not already owned by the Offeror at a price of $8.25 in cash for each Share.

      Each of the Offers will be open for acceptance until 8:00 p.m. Montreal time, on Thursday, October 19, 1995, unless withdrawn or extended at the Offeror's sole discretion.

      The Offers are made only for Shares and are not made for any securities convertible or exercisable into Shares. Any holder of such securities who wishes to accept the Class A Offer with respect to Class A Shares issuable upon conversion or exercise of such securities should exercise such conversion or exercise rights in order to obtain certificates representing Class A
Shares and then deposit such Class A Shares under the Class A Offer. Holders of Class B Shares are not required to convert such shares into Class A Shares in order to accept an Offer.

      The price offered is net to the seller in cash. The Offeror will pay all charges and expenses of the Dealer Manager, Depositary and Forwarding Agent.

      The Offers to Purchase and the Offering Circular which is incorporated into and forms part of the Offers to Purchase constitute the take-over bid circular required under Canadian provincial securities legislation.

      All currency amounts expressed herein, unless otherwise indicated, are expressed in Canadian dollars.

      The Offering Circular contains important information and should be read carefully before making a decision with respect to the Offers.


2.    DEFINITIONS

      In the Offers, unless otherwise indicated or the context otherwise requires:

      (a)    "Acceptance Alternative" has the meaning set forth in
section 3 of the Offers to Purchase;

      (b) "Amdahl" means Amdahl Corporation, a corporation incorporated under the laws of Delaware;

      (c) "Amdahl Canada" means Amdahl Canada Limited, a corporation governed by the CBCA;

      (d) "business day" means any day, other than a Saturday, Sunday or a Canadian federal holiday or any other day when banks in Montreal are not open for business;

      (e)    "CBCA" means the Canada Business Corporations Act;

      (f) "Class A Offer" means the offer to purchase Class A Shares made hereby, the terms and conditions of which are set forth in the Offers to Purchase, the Offering Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery;

      (g) "Class B Offer" means the offer to purchase Class B Shares made hereby, the terms and conditions of which are set forth in the Offers to Purchase, the Offering Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery;

      (h)    "Class A Shares" means Class A Subordinate Voting
Shares of DMR;

      (I)    "Class B Shares" means Class B Shares of DMR;

      (j) "Controlling Shareholders" means Ducros, Ducros Holdco, Roy, Roy Holdco and Teachers;

      (k) "Dealer Manager" means RBC Dominion Securities Inc. and RBC Dominion Securities Corporation collectively;

      (l)    "Deposit Agreements" means the Ducros/Roy Deposit
Agreement and the Teachers' Deposit Agreement;

      (m)    "Depositary" means Montreal Trust Company of Canada;

      (n) "Deposited Securities" means 1,607,800 Class A Shares, any Class A Shares acquired by Ducros pursuant to the exercise of his existing options to acquire 84,000 Class A Shares, and 3,556,088 Class B Shares, which the Controlling Shareholders have agreed to deposit under the Offers and not withdraw pursuant to the Deposit Agreements;

      (o) "diluted basis" means with respect to the number of Class A Shares, such number calculated assuming that all outstanding options to purchase Class A Shares are exercised but assuming that no outstanding Class B Shares are converted into Class A Shares;

      (p) "DMR" means DMR Group Inc., a corporation governed by the CBCA;

      (q)    "Ducros" means Pierre Y. Ducros;

      (r) "Ducros Holdco" means 114986 Canada Inc., a corporation controlled by Ducros;

      (s) "Ducros/Roy Deposit Agreement" means the agreement dated September 13, 1995 among Ducros, Ducros Holdco, Roy and Roy
Holdco and Amdahl Canada;

      (t) "Eligible Institution" means a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office or correspondent in Canada, or a firm which is a member of the Investment Dealers Association of Canada, a recognized stock exchange in Canada, a member of a national securities exchange in the United States of America, or a member of the National Association of Securities Dealers, Inc.;

      (u)    "Exclusivity Agreement" means the agreement dated
September 13, 1995 between DMR and Amdahl Canada;

      (v)    "Expiry Time" means 8:00 p.m., Montreal time, on
Thursday, October 19, 1995, or such later time and date as may be fixed by the Offeror from time to time pursuant to section 4 of the Offers to Purchase;

      (w)    "Forwarding Agent" means the New York City office of
The Bank of Nova Scotia Trust Company of New York specified in the Letter of Acceptance and Transmittal;

      (x) "Letter of Acceptance and Transmittal" means the accompanying letter of acceptance and transmittal prepared for use in connection with the Class A Offer and the Class B Offer;

      (y) "Minimum Condition" means the condition of the Class B Offer set out in subsection 6(a) of the Offers to Purchase;

      (z) "Notice of Guaranteed Delivery" means the accompanying notice of guaranteed delivery prepared for use in connection with the Class A Offer and the Class B Offer;

      (aa) "Offer" means either the Class A Offer or the Class B Offer, and "Offers" means the Class A Offer and Class B Offer collectively. For greater certainty, each of the Class A Offer and the Class B Offer is a separate offer to purchase Shares of each of those classes and either Offer may be extended, varied or changed or the conditions of either offer to purchase may be waived without similarly extending, varying or changing the other Offer or waiving the condition or conditions of the other Offer;

      (bb)   "Offering Circular" means the attached Offering
Circular;

      (cc) "Offeror" means Amdahl Canada Acquisition Inc., a corporation governed by the CBCA;

      (dd)   "OSC" means the Ontario Securities Commission;

      (ee)   "Policy Q-27" means Policy Q-27 of the QSC;

      (ff)   "Policy 9.1" means Policy Statement No. 9.1 of the OSC;

      (gg)   "QSC" means the Commission des valeurs mobilieres du
Quebec;

      (hh)   "Roy" means the Estate of J. Alain Roy;

      (ii) "Roy Holdco" means 114988 Canada Inc., a corporation controlled by Roy;

      (jj)   "Shares" means the Class A Shares and Class B Shares;

      (kk) "Teachers' Deposit Agreement" means the agreement dated September 13, 1995 between Teachers and Amdahl Canada;

      (ll)   "Teachers" means the Ontario Teachers' Pension Plan
Board; and

      (mm) "Tender Agreement" has the meaning set forth in section 3 of the Offers to Purchase.


3.    MANNER AND TIME OF ACCEPTANCE

      In order for a holder of Shares to accept the relevant Offer, the following documents must be received by the Depositary or the Forwarding Agent at one of their offices specified in the Letter of Acceptance and Transmittal at or before the Expiry
Time:

      (a)    the certificate(s) representing the deposited Shares;

      (b) a properly completed and duly executed copy of the Letter of Acceptance and Transmittal in the accompanying form or a facsimile thereof; and

      (c) all other documents required by the Letter of Acceptance and Transmittal (including, for holders of Shares with a registered address in the United States, a properly completed
Substitute Form W-9 included in the materials sent to U.S.
shareholders entitled "Withholding Tax Information for U.S.
Shareholders").

      Except as otherwise provided in Instruction 2 of the Letter of Acceptance and Transmittal, the signature on the Letter of Acceptance and Transmittal must be guaranteed by an Eligible
Institution.

      If a Letter of Acceptance and Transmittal is executed by a person other than the registered holder of deposited Shares, or if certificates representing Shares for which the Class A Offer or the Class B Offer has not been accepted are to be issued to a person other than the registered owner, then the certificates must be endorsed or accompanied by share transfer powers duly and properly completed by the registered holder with the signature on the endorsement or share transfer power guaranteed by an Eligible Institution.

      Holders of Class A Shares or Class B Shares who cannot comply on a timely basis with the foregoing procedures for acceptance of the Class A Offer or the Class B Offer respectively may nevertheless accept the Class A Offer or the Class B Offer respectively by following the procedures set forth below for guaranteed delivery.


PROCEDURE FOR GUARANTEED DELIVERY
---------------------------------

      If a holder wishes to accept the Class A Offer or the Class B Offer and (i) the Shares are not immediately available or (ii) such holder cannot deliver the certificates and all other required documents to one of the offices of the Depositary or the Forwarding Agent at or before the Expiry Time, such Shares may nevertheless be deposited under the relevant Offer, provided that all of the following conditions are met:

      (i) such deposit is made only at the principal office of the Depositary in Montreal by or through an Eligible Institution;

      (ii) a properly completed and duly executed Notice of Guaranteed Delivery in the accompanying form or a facsimile thereof, is received by the Depositary at its principal office in Montreal at or before the Expiry Time; and

      (iii) the certificates representing such deposited Shares in proper form for transfer, together with a properly completed and duly executed Letter of Acceptance and Transmittal or facsimile thereof covering such Shares with any required signature guarantees and any other required documents are received by the Depositary at its principal office in Montreal prior to 4:30 p.m. Montreal time on the third trading day on the Montreal Exchange after the Expiry Time. Delivery to any office of the Depositary other than its principal office in Montreal or delivery to the Forwarding Agent, does not constitute delivery for the purpose of satisfying a guaranteed delivery.

      The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telecopier or mailed to the Depositary only at its principal office in Montreal and must include a guarantee by an Eligible Institution.


ACCEPTANCE ALTERNATIVE
----------------------

      Holders who hold Shares indirectly through wholly-owned holding companies (individually, a "Holdco") incorporated under the Canada Business Corporations Act will be permitted to participate in the Offers by selling all of the issued and outstanding shares of that Holdco (the "Holdco Shares") to the Offeror for consideration identical to that which the holder would have been entitled to receive had the Shares owned by the Holdco been tendered to the Offers (the "Acceptance Alternative").

      Provided the terms and conditions set forth below have been satisfied and the conditions of the Offers, including those contained in sections 5 and 6 of the Offers to Purchase with respect to the Class A Offer and the Class B Offer respectively, have been satisfied or waived prior to the time by which the Offeror is obliged to take up and pay for the Shares under the Class A Offer or the Class B Offer, respectively, the Offeror will purchase all of the outstanding Holdco Shares from any holder who has advised the Offeror that it wishes to take advantage of the Acceptance Alternative on the terms described below. The Offeror currently intends to wind-up each Holdco whose shares have been acquired under the Acceptance Alternative into the Offeror under the voluntary winding-up or dissolution procedures of the jurisdiction of incorporation of the Holdco, or to amalgamate the Holdco with the Offeror, thereby directly holding the Shares previously held by the Holdco.

      The Acceptance Alternative will be available to a holder of Shares provided all the following terms and conditions are satisfied:

      (a) the holder holds its Shares indirectly through a wholly-owned holding company which is incorporated under the laws of Canada after September 27, 1995 and before October 10, 1995;

      (b) the holder advises the Offeror in writing, with a copy to the Depositary, at or before 5:00 p.m., Montreal time, on October 10, 1995, that it wishes to take advantage of the Acceptance Alternative should it elect to accept, and, if required by the Offeror, deliver a Letter of Acceptance and Transmittal in respect of, the Class A Offer or the Class B
Offer;

      (c) if required by the Offeror, the holder properly completes and duly executes a Letter of Acceptance and Transmittal and deposits the Letter of Acceptance and Transmittal, together with the certificates representing the Shares held by such holder's Holdco, with the Depositary at or before the Expiry Time;

      (d) the holder and the holder's Holdco enter into a deposit agreement (a "Tender Agreement") with the Offeror on terms and conditions satisfactory to the Offeror including the provision of representations and warranties concerning Holdco and the Holdco Shares (including, among other things, that Holdco has no assets other than its holding of Shares and no liabilities or obligations of any kind, contingent or otherwise, and that the sole activity of Holdco is and has always been the holding of the Shares, together with evidence to the satisfaction of the Offeror in respect thereof), with such representations and warranties being effective as of the date of the Tender Agreement, and the date the Holdco Shares are acquired;

      (e) the Offeror determines in its sole discretion that the purchase of Holdco Shares will not have a material adverse consequence to the Offeror or DMR, tax or otherwise;

      (f) the holder (i) agrees to indemnify the Offeror and its associates and affiliates, and Holdco, in respect of any representation and/or warranty contained in the Tender Agreement which is incorrect or untrue, in respect of certain suits, proceedings or other actions against those parties and in respect of any liabilities of that Holdco for taxes of any kind whatsoever and (ii) either has net assets as reflected on its audited financial statements for its most recently ended fiscal year which are satisfactory to the Offeror or provides the Offeror with security satisfactory to the Offeror in respect of such indemnification obligations;

      (g) if the holder is a non-resident of Canada, such holder provides to the Offeror at or before the Expiry Time a certificate under section 116 of the Income Tax Act (Canada) (the "Tax Act") in form and substance satisfactory to the Offeror or enters into an agreement with the Offeror in form and substance satisfactory to the Offeror entitling the Offeror to withhold certain amounts payable to the holder for the Holdco Shares and, if a section 116 certificate is not received by an agreed date, to remit such amounts to the Receiver General of Canada on account of tax payable by the holder under the Tax Act on the sale of the Holdco Shares; and

      (h) the holder agrees that the rights and obligations of the Offeror under the Tender Agreement will terminate if the respective conditions to the Class A Offer or the Class B Offer, including those contained in sections 5 and 6 of the Offers to Purchase, respectively, are not satisfied or waived prior to the time by which the Offeror is obliged to take up and pay for the Shares under the Class A Offer or the Class B Offer, as the case may be.

      All holders wishing to take advantage of the Acceptance
Alternative are encouraged to discuss such arrangements with the Offeror at the earliest possible time and in any event within the time limit set forth in (b) above.


GENERAL
-------

      In all cases, payment for Shares deposited and accepted for payment pursuant to the Offers will be made only after timely receipt by the Depositary or the Forwarding Agent of certificates representing beneficial ownership of Shares, together with a properly completed and duly executed copy of the Letter of Acceptance and Transmittal or a facsimile thereof covering such Shares and other required documents.

      A holder of shares whose Shares are registered in the name of a nominee should contact such holder's broker, dealer, bank, trust company or other nominee for assistance in depositing such Shares.

      THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE PERSON DEPOSITING THE SAME. THE OFFEROR RECOMMENDS THAT ALL SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY OR THE FORWARDING AGENT AND A RECEIPT OBTAINED OR, IF MAILED, THAT REGISTERED MAIL (RETURN RECEIPT REQUESTED) BE USED AND PROPER INSURANCE OBTAINED.

      The execution of a Letter of Acceptance and Transmittal irrevocably appoints the Depositary and any officer of the Offeror, and each of them, and any other person designated by the Offeror in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy of the holder of the Shares covered by the Letter of Acceptance and Transmittal with respect to Shares registered in the name of the holder of such Shares on the books of DMR and deposited under the Class A Offer or the Class B Offer and taken up and paid for by the Offeror (the "Purchased Shares") and with respect to any and all dividends, distributions, payments, securities, rights, assets or other interests declared, paid, issued, transferred, made or distributed on or in respect of the Purchased Shares on or after the date of the Offers (collectively, "Other Securities"), effective from and after the date that the Offeror takes up and pays for the Purchased Shares (the "Effective Date") with full power of substitution, in the name and on behalf of such holder of Shares (such power of attorney deemed to be an irrevocable power coupled with an interest), (a) to register or record, transfer and enter the transfer of Purchased Shares and any other Securities on the appropriate register of holders of DMR; and (b) except as may otherwise be agreed, to exercise any and all of the rights of the holder of the Purchased Shares and Other Securities, including, without limitation, to vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Shares and Other Securities, revoke any such instrument, authorization or consent given prior to or after the Effective Date, designate in any such instruments of proxy, any person or persons as the proxy or the proxy nominee or nominees of the holder of Shares in respect of such Purchased Shares and such Other Securities for all purposes including, without limiting the generality of the foregoing, in connection with any meeting (whether annual, special or otherwise), of holders of securities of DMR (or adjournment thereof), and execute, endorse, and negotiate for and in the name of and on behalf of the registered holder of Purchased Shares and Other Securities any and all cheques or other instruments, respecting any distribution payable to or to the order of such registered holder. Furthermore, a holder of Purchased Shares or Other Securities who executes a Letter of Acceptance and Transmittal agrees, effective from the Effective Date, not to vote any of the Purchased Shares or Other Securities at any meeting (whether annual, special or otherwise), of holders of securities of DMR (or any adjournment thereof) and, except as may otherwise be agreed, not to exercise any or all of the other rights or privileges attached to the Purchased Shares or Other Securities and to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Shares or Other Securities. Upon such appointment, all prior proxies given by the holder of such Purchased Shares or Other Securities with respect thereto shall be revoked and no subsequent proxies may be given by such person with respect thereto. A holder of Purchased Shares or Other Securities who executes the Letter of Acceptance and Transmittal covenants to execute, upon request, any additional documents necessary or desirable to complete the sale, assignment and transfer of the Purchased Shares and Other Securities to the Offeror and acknowledges that all authority therein conferred or agreed to be conferred shall survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representatives, successors and assigns of the holder.

      All questions as to validity, form, eligibility (including timely receipt) and acceptance of any Purchased Shares or Other Securities deposited pursuant to the Offers, including the propriety and effect of the execution of the Letter of Acceptance and Transmittal will be determined by the Offeror in its sole discretion, and depositing holders of Purchased Shares or Other Securities agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which, in the opinion of counsel, may be unlawful to accept under the laws of any jurisdiction. The Offeror's interpretation of the terms and conditions of the Offers to Purchase, the Offering Circular, the Letter of Acceptance and Transmittal and Notice of Guaranteed Delivery will be final and binding.

      The deposit of Shares pursuant to the procedures herein will constitute a binding agreement between the depositing shareholder and the Offeror upon the terms and subject to the conditions of the Offers, including the depositing shareholder's representation and warranty that (i) such shareholder has full power and authority to deposit, sell, assign and transfer the Shares (and any Other Securities) being deposited, (ii) such shareholder owns the Shares (and any Other Securities) being deposited within the meaning of applicable securities laws; (iii) the deposit of such Shares (and any Other Securities) complies with applicable securities laws; and (iv) when such Shares are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and equities.

      The Offeror reserves the right to permit holders of Shares to accept the Offers in a manner other than that set out above.


4.    EXTENSION AND VARIATION OF THE OFFERS

      The Offers are open for acceptance until, but not after, the Expiry Time.

      The Offeror expressly reserves the right, in its sole discretion, at any time while an Offer is open for acceptance to extend the period of time during which such Offer is open or to vary such Offer, by giving oral or written notice of such extension or variation to the Depositary at its principal office in Montreal and by causing the Depositary to provide as soon as practicable thereafter a copy of such notice to all the holders of Shares in the manner set forth in section 12. The Offeror shall, forthwith after giving notice to the Depositary of an extension or variation, make a public announcement of the extension or variation and provide a copy of the notice thereto to the Montreal Exchange and The Toronto Stock Exchange. In the case of an extension, such announcement shall be made not later than 9:00 a.m., Montreal time, on the next business day after the previously scheduled Expiry Time. Any notice of extension or variation will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Montreal.

      An extension of the Expiry Time shall not in and of itself constitute a waiver by the Offeror of any of its rights under sections 5 or 6.

      Under applicable Canadian provincial securities legislation, if there is a variation in the terms of an Offer, other than a variation consisting solely of the waiver of a condition of such Offer, the period during which Shares may be deposited pursuant to such Offer shall not expire before ten days after the notice of variation has been delivered. If, prior to the Expiry Time, the Offeror, in its sole discretion, shall increase the consideration offered to holders of Shares under an Offer, such increase shall be applicable to all holders whose Shares are taken up pursuant to such Offer.

      Notwithstanding the foregoing, an Offer may not be extended by the Offeror if all the terms and conditions of such Offer have been complied with, except those waived by the Offeror, unless the Offeror first takes up and pays for all Shares validly deposited under such Offer and not withdrawn.


5.    CONDITIONS OF THE CLASS A OFFER

      The Class A Offer is conditional upon the Offeror acquiring any Class B Shares pursuant to the Class B Offer. The Offeror reserves the right to withdraw the Class A Offer and not take up and pay for any Class A Shares deposited under the Class A Offer if the Offeror does not acquire any Class B Shares pursuant to the Class B Offer. Accordingly, if the conditions to the Class B Offer are not satisfied or waived, the condition to the Class A Offer will not be satisfied. For a description of the conditions to the Class B Offer, see section 6 of the Offers to Purchase.

      The foregoing condition is for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) giving rise to such condition or may be waived by the Offeror in its sole discretion, at any time and from time to time without prejudice to any of the rights which the Offeror may have under the Offers. The failure by the Offeror at any time to exercise such right shall not be deemed a waiver of such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Offeror concerning the condition described in this section 5 will be final and binding upon all parties.

      Any waiver of a condition or the withdrawal of the Class A Offer shall be effective upon oral or written notice by the Offeror to that effect to the Depositary at its principal office in Montreal. The Offeror, forthwith after giving any such notice, shall make a public announcement of such waiver or withdrawal, shall cause the Depositary as soon as practicable thereafter to notify the holders of Class A Shares in the manner set forth in section 12 of the Offers to Purchase and shall provide a copy of the notice to the Montreal Exchange and The Toronto Stock Exchange. If the Class A Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Class A Shares deposited under the Class A Offer and the Depositary will promptly return all certificates for deposited Class A Shares and Letters of Acceptance and Transmittal and related documents to the parties by whom they were deposited.


6.    CONDITIONS OF THE CLASS B OFFER

      The Offeror reserves the right to withdraw the Class B Offer and not take up and pay for any Class B Shares deposited under the Class B Offer unless all of the following conditions are satisfied:

      (a) there being validly deposited under the Offers and not withdrawn such number of Class A Shares (calculated on a diluted basis) and Class B Shares as are required by the Offeror, to ensure successful authorization of an amalgamation, statutory arrangement or other transaction involving the Offeror and/or an affiliate and DMR that is a "going private transaction" (as defined in Policy Q-27 and in Policy 9.1), being (i) two-thirds of each of the Class A Shares (calculated on a diluted basis) and the Class B Shares then outstanding and (ii) a majority of each of the Class A Shares (calculated on a diluted basis) and Class B Shares then outstanding, excluding the Shares which are held by or on behalf of the Offeror, its affiliates and associates and the Shares which are subject to the terms of the Deposit
Agreements (the "Minimum Condition");

      (b) the Director of Investigation and Research (the "Director") appointed under the Competition Act (Canada) shall have advised the Offeror that the Director shall not oppose or threaten to oppose the purchase of any of the Shares under the Offers, nor make or threaten to make an application under Part VIII of the Competition Act (Canada) in respect of the purchase of any of the Shares;

      (c)    any applicable waiting periods under the Hart-Scott-
Rodino Antitrust Improvements Act of 1976 (United States) shall have expired or been earlier terminated;

      (d) any required governmental or regulatory approvals (other than as referred to in subsection (b) and (c) above but including without limitation those of Investment Canada, any stock exchanges or other regulatory authorities) shall have been obtained or waived on terms satisfactory to the Offeror, acting reasonably, including, without limitation, the Offeror having received orders of all relevant securities commissions, including to the effect that any agreements between the Offeror and any shareholder of DMR contemplated by the Deposit Agreements and the Exclusivity Agreement are not in breach of the "equivalent consideration" requirements in respect of take-over bids under applicable securities legislation;

      (e) (i) no act, action, suit or proceeding shall have been threatened to be taken or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law, or (ii) no law, regulation, rule or policy shall have been proposed, enacted, promulgated or applied:

             (A) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of 100% of the Shares or the right of the Offeror to own or exercise full rights of ownership of 100% of the Shares, or

             (B) which, in the sole judgment of the Offeror, acting reasonably in the circumstances, if the Offers were consummated, would materially and adversely affect DMR and its subsidiaries considered on a consolidated basis;

      (f) there does not exist any prohibition at law against the Offeror making the Offers or taking up and paying for 100% of the Shares under the Offers;

      (g) from the date of the Offers and except with the prior written approval of the Offeror, which approval will not be unreasonably withheld, neither DMR nor any subsidiary of DMR, shall have authorized or proposed, or shall have entered into any agreement, arrangement or understanding with respect to:

             (i) any take-over bid (other than the Offers), merger, amalgamation, plan of arrangement, reorganization or other business combination;

             (ii) any acquisition or disposition of assets or securities in an amount exceeding $3,000,000;

             (iii) any change in its capitalization (including, but not limited to, any increase in its consolidated borrowings to an amount exceeding $20,000,000);

             (iv)  any capital expenditures in an amount exceeding
$1,000,000;

             (v) any combination of any or all of the transactions referred to in paragraphs (ii), (iii) and (iv) above which individually are not material but which in the aggregate are material;

             (vi) declaring or paying any dividend or declaring, authorizing or making any distribution of or on any of its securities whether payable in cash, securities or otherwise other than (A) regular cash dividends in amounts fixed by their terms or consistent with past practice or (B) any dividend or distribution by a subsidiary of DMR to DMR;

             (vii) entering into, modifying or terminating any agreements or arrangements with its officers or employees, except agreements or arrangements (other than agreements or arrangements in respect of share options or other rights or entitlements to acquire authorized and unissued Class A Shares or Class B Shares or relating to severance or termination or other rights related to a change of control) in the ordinary course of business and consistent with past practice;

             (viii) any release or relinquishment not in the ordinary course of business of any material contractual rights;

             (ix) the amendment of its articles or by-laws, or the issuance or purchase or other acquisition of any shares of its capital of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities (other than pursuant to DMR's existing stock purchase plan and stock option plan);

             (x) agreeing or committing to the guarantee of payment of any material indebtedness;

             (xi) instituting, cancelling or modifying any pension plans or other employee benefit arrangements; or

             (xii) any other material change in the business, operations, affairs, assets, capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, of DMR or any of its subsidiaries considered on a consolidated basis which, in the sole judgement of the Offeror, acting reasonably in the circumstances, could individually or in the aggregate, have a material adverse effect either on the value of DMR and its subsidiaries considered on a consolidated basis or on the value of the Shares to the Offeror;

      (h) during the time the Offers are outstanding there shall not have occurred or arisen (or there shall not have been generally disclosed or discovered, if not previously disclosed in writing to the Offeror), any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise) capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of DMR or any of its subsidiaries considered on a consolidated basis which, in the sole judgment of the Offeror, acting reasonably in the circumstances, has or may have a material adverse effect either on the value of DMR or any of its subsidiaries considered on a consolidated basis or on the value of the Shares to the Offeror;

      (i) all representations or warranties of each of the Controlling Shareholders in the Deposit Agreements and all representations and warranties of DMR in the Exclusivity Agreement shall have been, as of the date made, and be, at the time immediately prior to the taking up of the Shares pursuant to the Offers, true and correct in all material respects and each of the Controlling Shareholders and DMR shall have performed in all material respects all of their respective covenants and complied with all of their respective agreements to be performed and complied with by it under the Deposit Agreements or the Exclusivity Agreement, as the case may be; and

      (j) during the time the Offers are outstanding, there shall not have occurred any change in the general economic, financial, currency exchange or securities market conditions in Canada or any part thereof which, in the sole judgment of the Offeror, acting reasonably in the circumstances, has or may have a material adverse effect on the value to the Offeror of DMR and its subsidiaries considered on a consolidated basis.

      The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) giving rise to any such condition or may be waived by the Offeror in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any of the rights which the Offeror may have under the Offers. The failure by the Offeror at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Offeror concerning the events described in this section 6 will be final and binding upon all parties.

      Any waiver of a condition or the withdrawal of the Class B Offer shall be effective upon oral or written notice by the Offeror to that effect to the Depositary at its principal office in Montreal. The Offeror, forthwith after giving any such notice, shall make a public announcement of such waiver or withdrawal, shall cause the Depositary as soon as practicable thereafter to notify the holders of Shares in the manner set forth in section 12 of the Offers to Purchase and shall provide a copy of the notice to the Montreal Exchange and The Toronto Stock Exchange. If the Class B Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Class B Shares deposited under the Class B Offer and the Depositary will promptly return all certificates for deposited Class B Shares and Letters of Acceptance and Transmittal and related documents to the parties by whom they were deposited.


7.    RIGHT TO WITHDRAW DEPOSITED SHARES

      Except as otherwise stated in this section 7, all deposits of Shares pursuant to each of the Offers are irrevocable. Any
Shares deposited in acceptance of an Offer may be withdrawn by or on behalf of the depositing shareholder:

      (a) at any time before 12:01 a.m., local time, on Thursday, October 19, 1995;

      (b) at any time before the expiration of the tenth day after the date upon which either (i) a notice of change relating to a change which has occurred in the information contained in the Offers, which change is one that would reasonably be expected to affect the decision of a holder of Shares to accept or reject the relevant Offer (other than a change that is not within the control of the Offeror or of any affiliate of the Offeror) in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of such Offer, or (ii) a notice of variation concerning a variation in the terms of such Offer (other than a variation consisting solely of an increase in the consideration offered for the Shares pursuant to such Offer where the time for deposit is not extended for a period greater than 10 days or a variation consisting solely of a waiver of a condition of such Offer), is mailed, delivered or otherwise properly communicated, but only if such deposited Shares have not been taken up by the Offeror at the time of the notice; and

      (c) at any time after Monday, November 13, 1995, if the Shares have not been taken up and paid for by the Offeror prior to receipt by the Depositary or the Forwarding Agent of the notice of withdrawal in respect of such Shares.

      Withdrawals of Shares deposited under the Offers must be effected by notice of withdrawal made by or on behalf of the depositing shareholder and must be received by the Depositary or the Forwarding Agent at the place of deposit of the applicable Shares within the time limits indicated above. Notice of withdrawal must (i) be in writing (which includes telegraphic communication or notice by electronic means that produces a printed copy), (ii) be signed by the person who signed the Letter of Acceptance and Transmittal accompanying the Shares which are to be withdrawn and (iii) specify such person's name, the number of Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Shares to be withdrawn. The withdrawal shall take effect upon receipt of the written notice by the Depositary or the Forwarding Agent. Any signature on the withdrawal notice must be guaranteed by an Eligible Institution, except in the case of Shares deposited for the account of an Eligible Institution. None of the Offeror, the Depositary, the Forwarding Agent, the Dealer Manager or any other person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

      Withdrawals may not be rescinded and any Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offers. However, withdrawn Shares may be redeposited at any time at or before the Expiry Time by again following one of the procedures described in section 3 of the Offers to Purchase.

      If the Offeror extends the Class A Offer or the Class B Offer, is delayed in taking up or paying for Shares or is unable to take up or pay for Shares for any reason, then, without prejudice to the Offeror's other rights, Shares may not be withdrawn except to the extent that depositing shareholders are entitled to withdrawal rights as set forth in this section 7.

      In addition to the foregoing rights of withdrawal, holders of Shares in certain provinces of Canada are entitled to statutory rights of rescission in certain circumstances. See
"Offerees' Statutory Rights" in the Offering Circular.

      All questions as to the validity (including timely receipt) and forms of notice of withdrawal shall be determined by the Offeror in its sole discretion, and such determination shall be final and binding.


8.    PAYMENT FOR DEPOSITED SHARES

      Upon the terms and subject to the respective conditions of the Offers (including but not limited to the conditions specified in sections 5 and 6 of the Offers to Purchase), the Offeror will take up and pay for Shares validly deposited under the Offers (and not withdrawn pursuant to section 7 of the Offers to Purchase) within all time periods prescribed by applicable securities laws.

      Subject to applicable law, the Offeror may, in its discretion, at any time before the Expiry Time if the applicable rights to withdraw any deposited Shares have expired, take up and pay for all such Shares then deposited under the Class A Offer or the Class B Offer or both Offers provided the Offeror agrees to take up and pay for all additional Shares validly deposited under such Offer or Offers thereafter.

      Subject to applicable securities laws, the Offeror expressly reserves the right, in its sole discretion, to delay taking up or paying for the Class A Shares or to terminate the Class A Offer and not take up and pay for the Class A Shares if the condition specified in section 5 of the Offers to Purchase is not satisfied or waived, by giving written notice thereof to the Depositary.

      Subject to applicable securities laws, the Offeror expressly reserves the right, in its sole discretion, to delay taking up or paying for any Class B Shares or to terminate the Class B Offer and not take up and pay for any Class B Shares if any condition specified in section 6 of the Offers to Purchase is not satisfied or waived, by giving written notice thereof to the Depositary.

      The Offeror also expressly reserves the right, in its sole discretion, to delay taking up and paying for Shares in order to comply, in whole or in part, with any applicable law. For the purposes of an Offer, the Offeror will be deemed to have accepted for payment Shares validly deposited and not withdrawn as, if and when the Offeror gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to such Offer.

      The Offeror will pay for Shares validly deposited under the Offers, and not withdrawn, by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) for transmittal to holders of Shares. Under no circumstances will interest be paid by the Offeror to any shareholder on the purchase price of the Shares purchased by the Offeror, regardless of any delay in making such payment.

      The Depositary will act as the agent of persons who have deposited Shares under the Offers for the purposes of receiving payment from the Offeror and transmitting payment to such persons. Upon delivery of sufficient funds to the Depositary, the Offeror shall be deemed to have made payment for the Shares accepted for payment.

      Settlement with holders of Shares will be effected by the Depositary by forwarding a cheque payable in Canadian funds to each person depositing Shares under the Offers.

      Unless otherwise directed in the Letter of Acceptance and Transmittal, the cheque will be issued in the name of the registered holder of deposited Shares. Cheques will be forwarded by first class mail, postage prepaid, to such persons at the address specified in the Letter of Acceptance and Transmittal. If no address is specified, a cheque payable in respect of such Shares will be forwarded to the address of the holder as shown on the share register maintained by DMR.


9.    RETURN OF SHARES

      If any deposited Shares are not taken up pursuant to the terms and conditions of the Class A Offer or the Class B Offer for any reason or if certificates are submitted for more Shares than are deposited, certificates for Shares that are not purchased will be returned, at the expense of the Offeror, to the depositing shareholder by first class registered or insured mail to the address of the depositing shareholder specified in the Letter of Acceptance and Transmittal or, if no such address is specified, to the address of such shareholder as shown on the share register maintained by DMR, as promptly as practicable following the Expiry Time or withdrawal and early termination of the relevant Offer.


10.   MAIL SERVICE INTERRUPTION

      Notwithstanding the provisions of the Offers, cheques issued by the Depositary for the purchase price of Shares purchased pursuant to the Offers will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. A person entitled to a cheque which is not mailed for the foregoing reason may take delivery thereof at the office of the Depositary or the Forwarding Agent at which the Shares in respect of which the cheque is being issued were deposited, upon application to the Depositary or the Forwarding Agent, until such time as the Offeror has determined that delivery by mail will no longer be delayed. Notwithstanding section 8 of the Offers to Purchase, cheques not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing shareholder at the appropriate office of the Depositary or the Forwarding Agent. Notice of any determination regarding mail service delay or interruption made by the Offeror shall be given in accordance with section 12 of the Offers to Purchase.


11.   DIVIDENDS AND DISTRIBUTIONS

      If, on or after the date of the Offers, DMR should split, combine or otherwise change any of the Shares or its capitalization, or disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion, make such adjustments as it deems appropriate to reflect such split, combination or other change in the purchase price and the other terms of the Offers (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor.)

      Purchased Shares and Other Securities (as defined in section 3 of the Offers to Purchase) acquired pursuant to the Offers shall be acquired by the Offeror free and clear of all liens, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom including the right to all dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or after the date of the Offers on, or in respect of, the Purchased Shares and Other Securities.

      If, on or after the date of the Offers, DMR should declare or pay any cash or stock dividends or declare, make or pay any other payments or distributions on, or declare, allot, reserve or issue any securities, rights, assets or other interests with respect to, the Shares, payable or distributable to holders of record on a date prior to the transfer of Shares taken up pursuant to the Offers into the name of the Offeror or its nominee or transferee on DMR's securities transfer records, then in the case of such cash dividends, distributions or payments, the amount of such cash dividends, distributions and payments shall be received by and held by the depositing shareholder for the account of the Offeror until the Offeror pays for such Shares, and the purchase price per Share payable by the Offeror pursuant to the Offers will be reduced by the amount of any such cash dividends, distributions or payments retained by such shareholder.


12.   NOTICE AND DELIVERY

      Without limiting any other lawful means of giving notices, any notice which the Offeror, the Depositary or the Forwarding Agent may give or cause to be given under the Offers will be deemed to have been properly given to holders of Shares if it is mailed by prepaid, first class mail to the registered holders of such Shares at their respective addresses appearing in the share register maintained by DMR and will be deemed to have been received on the first business day following the date of mailing. These provisions apply notwithstanding any accidental omission to give notice to any one or more holders of Shares and notwithstanding any interruption of mail service following mailing. In the event of any interruption of mail service following mailing, the Offeror intends to make reasonable efforts to disseminate the notice by other means such as publication. In the event that post offices are not open for the deposit of mail, or there is reason to believe there is or could be a disruption in all or any part of the postal service, any notice which the Offeror, the Depositary or the Forwarding Agent may give or cause to be given under the Offers will be deemed to have been properly given and to have been received by holders of Shares if it is given to each of the Montreal Exchange and The Toronto Stock Exchange for dissemination through their facilities or if it is published in a newspaper or newspapers of general circulation in Montreal and Toronto or if it is given to the Dow Jones News Service.

      At the Offeror's request, DMR has provided a list of the names and addresses of the holders of its Shares and securities exercisable into Shares for the purposes of disseminating the Offers and any required notices to such holders.

      The Offers to Purchase and the Offering Circular and the Letter of Acceptance and Transmittal and Notice of Guaranteed Delivery will be mailed to registered holders of Shares (and to registered holders of securities exercisable into Shares) and the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the security holder list, or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmission to beneficial owners of Shares (and securities exercisable into Shares) when such list or listing is received. Holders of Shares with a registered address in the United States will also receive materials entitled "Withholding Tax Information for U.S. Shareholders".

      Wherever the Offers call for documents to be delivered to the Depositary or the Forwarding Agent, such documents will not be considered delivered unless and until they have been received at one of the offices specified in the Letter of Acceptance and Transmittal.


13.   MARKET PURCHASES

      The Offeror has no present intention of acquiring beneficial ownership of Shares while the Offers are outstanding other than as described in the Offering Circular or the Offers to Purchase. However, the Offeror reserves the right to, and may, acquire, or cause an affiliate to acquire, beneficial ownership of Class A Shares by making purchases through the facilities of the Montreal Exchange or The Toronto Stock Exchange, subject to applicable law, at any time prior to the Expiry Time. In no event will the Offeror make any such purchases of Class A Shares until the third business day following the date of the Offers. If the Offeror should acquire beneficial ownership of Class A Shares by making purchases through the facilities of either the Montreal Exchange or The Toronto Stock Exchange while the Offers are outstanding, the Class A Shares so purchased shall be counted in any determination as to whether the Minimum Condition to the Class B Offer has been fulfilled. The aggregate number of Class A Shares beneficially acquired by the Offeror through the facilities of the Montreal Exchange and The Toronto Stock Exchange while the Offers are outstanding shall not exceed 5% of the outstanding Class A Shares. The payment other than pursuant to the Class A Offer of an amount for a Class A Share that is greater than the amount offered pursuant to the Class A Offer would be deemed under the CBCA to be an amendment to the Class A Offer that increases the consideration for the Class A Shares and the Offeror would be required to pay the increased consideration to all shareholders whose Class A Shares are taken up and paid for pursuant to the Class A Offer. Should this occur, the Offeror shall immediately advise all shareholders of DMR of the increased consideration.


14.   OTHER TERMS

      NO BROKER, DEALER OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE OFFEROR OTHER THAN AS CONTAINED IN THE OFFERS, AND, IF ANY SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, IT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

      The Offeror covenants that, if it pays any amounts to the Controlling Shareholders pursuant to the Resale Agreements referred to in "Arrangements with Controlling Shareholders and DMR" in the Offering Circular in the circumstances contemplated by the Resale Agreements, it will pay to all other holders of Shares, whose Shares are taken up and paid for by the Offeror under the Offers, the same amount per each such Share that is paid per Share to the Controlling Shareholders under the Resale Agreements. The Offeror has no current intention of selling any Shares acquired under the Offers which would result in the payment described above and accordingly holders of Shares who deposit Shares under the Offers should not expect to receive additional compensation beyond the cash price specified in the Offers.

      The Offers and all contracts resulting from the acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

      The Offers are not being made to (nor will deposits be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offers or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Offeror may, in its sole discretion, take such action as it may deem necessary to make the Offers in any such jurisdiction and extend the Offers to holders of Shares in any such jurisdiction.

Dated: September 27, 1995                    AMDAHL CANADA ACQUISITION INC.




                                  By:   /s/ DENNIS R. ING
                                        ------------------
                                         Dennis R. Ing
                                         President & Chief Executive Officer

                                  OFFERING CIRCULAR

      This Offering Circular is furnished in connection with the Offers to Purchase dated September 27, 1995 by the Offeror comprising an offer to purchase all of the issued and outstanding Class A Shares (including Class A Shares issuable upon conversion of the Class B Shares and upon the exercise of existing stock options) and a concurrent offer to purchase all of the issued and outstanding Class B Shares of DMR not already owned by the Offeror at a price of $8.25 in cash for each Share.

      The terms and provisions of the Offers to Purchase are incorporated into and form part of this Offering Circular and holders of Shares should refer to the Offers to Purchase for details of the respective terms and conditions of the Offers, including details as to payment and withdrawal rights. Defined terms used in the Offers to Purchase are used in this Offering Circular with the same meaning unless the context otherwise requires.

      Except as otherwise indicated, the information concerning DMR contained in the Offers to Purchase and this Offering Circular has been taken from or based upon publicly available documents and records on file with Canadian securities administrators and other public sources. Although the Offeror has no knowledge that would indicate that any statements contained herein relating to DMR or taken from or based on such documents and records are untrue or incomplete, neither the Offeror nor its officers or directors assumes any responsibility for the accuracy or completeness of the information relating to DMR or contained in such documents and records, or for any failure by DMR to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to the Offeror.


                                     THE OFFEROR

      The Offeror was incorporated under the CBCA on September 22, 1995 and to date has engaged in no activities other than those incidental to its organization and the making of the Offers. The registered office of the Offeror is located at Suite 6600, 1
First Canadian Place, Toronto, M5X 1B8, Canada.

      The Offeror is a wholly-owned subsidiary of Amdahl Canada, which was incorporated on November 8, 1976 under the Business Corporations Act (Ontario). The registered office of Amdahl Canada is located at 12 Concorde Place, Suite 100, North York, Ontario, M3C 3R8, Canada.

      Amdahl Canada is a wholly-owned subsidiary of Amdahl, a corporation incorporated under the laws of Delaware. Amdahl, whose revenues exceeded U.S. $1.6 billion for the fiscal year ended December 30, 1994, is a major supplier of mainframe computers and enterprise servers, data storage subsystems, UNIX servers and software, applications development and production software, and a wide range of educational and consulting services. Its products and services are available in more than 30 countries for use in both IBM-compatible and open systems computing environments. The corporate headquarters of Amdahl are located at 1250 East Arques Avenue, Sunnyvale, California 94088-3470, U.S.A.


                                   DMR GROUP INC.

      DMR is a corporation governed by the CBCA. It was formed on February 26, 1973. The registered and principal office of DMR is located at 1200 McGill College Avenue, Suite 2300, Montreal, Quebec, H3B 4G8, Canada. The Class A Shares are currently listed on the Montreal Exchange and The Toronto Stock Exchange.

      DMR is a leading international provider of information technology services to business and public enterprises, employing 2,800 professionals in Canada, the United States, the Asia-Pacific region and Europe. DMR's services include information technology planning, enterprise architecture, knowledge transfer, outsourcing, and systems development and integration. In the year ended May 31, 1995, DMR had gross revenues of approximately $299 million.

      The authorized capital of DMR consists of an unlimited number of first class and second class preferred shares, an unlimited number of Class A Shares and an unlimited number of Class B Shares. The Class A Shares are entitled to one vote per share. The Class B Shares are entitled to ten votes per share. The Class B Shares are convertible into Class A Shares at the option of the holder on a one for one basis. The Offeror understands that as at September 22, 1995, no preferred shares were outstanding, 10,765,215 Class A Shares and 3,561,322 Class B Shares were outstanding and options to purchase 1,179,125 Class A Shares were outstanding.

      In 1994, Amdahl and DMR entered into a development agreement for the porting of systems management software tools for client server platforms. The entity performing the development activity was Qadrant International Pty. Ltd. ("Qadrant"), a joint venture, 51% owned by DMR and 49% by Qantas Information Technology
Limited. Qadrant received a porting fee of $1.5 million and will receive royalties upon the sale of licenses. Royalty fees are to be paid by Antares Alliance Group, a partnership between Amdahl and Electronic Data Systems Corporation, for a period of five years.

                                     BACKGROUND

      In late 1994, Amdahl's management established a strategy for growth and diversification that involves pursuing strategic acquisitions, alliances and internal developments.

      Following a review of a number of possible strategic acquisitions, Amdahl met with representatives of DMR on June 15, 1995 to explore a possible relationship between the two companies. These discussions continued periodically until August 18, 1995 when an acquisition proposal was tabled by Amdahl with Pierre Ducros, the President and Chairman of the Board of DMR. On August 24, 1995 Pierre Ducros and Ron McCulloch, the Executive Vice-President, Operations of DMR, met with members of senior management of Amdahl and after discussions agreed to proceed with negotiations respecting the basis upon which Amdahl Canada would make the Offers and relating to the ongoing management and operations of DMR. Negotiation of definitive agreements with the Controlling Shareholders and their legal counsel commenced August 29 culminating on September 13, 1995 when the Deposit Agreements and the Exclusivity Agreement were finalized.

      The Offeror understands that on September 13, 1995 the Board of Directors of DMR met and approved the entering into of the Exclusivity Agreement by DMR. Immediately following the DMR Board meeting, the Deposit Agreements, the Exclusivity Agreement and other ancillary documents were entered into by the respective parties thereto. Prior to the opening of trading on the Montreal Exchange and The Toronto Stock Exchange on September 14, 1995,
DMR and Amdahl Canada announced the entering into of the Deposit Agreements and the Exclusivity Agreement and the Offeror's intention to make the Offers subject to the terms of such agreements.

      On September 14, 1995, representatives of Amdahl Canada began due diligence relating to DMR at the head office of DMR, which has continued until the date of the Offers.

      On September 21, 1995, prior to the opening of trading on the Montreal Exchange and The Toronto Stock Exchange, BDM International, Inc. ("BDM") publicly announced its intention to acquire all of the Class B Shares, including Class B Shares that result from the conversion of Class A Shares to Class B Shares, at a per share price of $9.00 in cash. BDM's proposed offer is conditioned, among other things, on obtaining sufficient shares to enable DMR to become a wholly-owned subsidiary of BDM. In its announcement, BDM suggested that "any holder of Class A Shares may convert to Class B Shares to participate in the tender offer". In response to BDM's announcement, DMR publicly announced after the close of trading on the Montreal Exchange and The Toronto Stock Exchange on September 21, 1995 that DMR had sought the advice of its outside legal advisors as to some legal aspects of BDM's offer. DMR's counsel indicated that the conversion of the Class A Shares into Class B Shares is not effected by the making of an offer such as the one announced by BDM for reasons described in such announcement. Amdahl Corporation also publicly announced at the same time that it agreed with DMR's interpretation of DMR's Articles and that as a result of Amdahl Canada's agreements with the Controlling Shareholders, BDM cannot consummate its proposed transaction without Amdahl's support because BDM cannot obtain sufficient shares to complete its proposed transaction.

      On September 22, 1995 BDM issued another press release reaffirming its proposed offer and its interpretation of the Articles of DMR. Also on September 22, 1995 Amdahl publicly announced its understanding that the Articles of DMR provide that such a conversion of Class A Shares will not occur if an offer has not been accepted on a pre-conversion basis by holders representing more than 50% of the voting rights of all Shares. The Shares that the Controlling Shareholders have agreed to deposit under the Offers represent approximately 80% of the voting rights of all outstanding Shares. Accordingly, the requirement that a BDM offer receive 50% of the votes on a pre-conversion basis cannot be met. For that reason, the Class A Shares will not be convertible into Class B Shares.

      As a result of the Exclusivity Agreement, Amdahl Canada obtained access to information concerning the business and affairs of DMR and certain of its principal subsidiaries. In the course of its review of such information and discussions between representatives of DMR and Amdahl Canada, Amdahl Canada and its agents reviewed certain non-public information related to DMR.

      Except as described or referred to in the Offers to Purchase or in this Offering Circular, the Offeror has no information which indicates that any material change has occurred in the affairs of DMR since the date of the last public financial statements of DMR, being the consolidated statements of earnings and retained earnings, consolidated balance sheets and consolidated statements of changes in financial position for the fiscal year ended May 31, 1995.


                 ARRANGEMENTS WITH CONTROLLING SHAREHOLDERS AND DMR

      Pursuant to the Deposit Agreements and subject to the conditions set forth therein, Amdahl Canada agreed to make the Offers or cause a direct or indirect wholly-owned subsidiary to make the Offers and the Controlling Shareholders irrevocably and unconditionally agreed to deposit the Deposited Securities under the Offers and not to withdraw or take any action to withdraw any of the Deposited Shares notwithstanding any statutory rights or other rights under the terms of the Offers or otherwise which they might have unless the Deposit Agreements are terminated in accordance with their terms prior to taking up of the Deposited Securities under the Offers.

      The Controlling Shareholders have agreed to deposit the Deposited Securities pursuant to the Offers within seven business days after the date of the Offers. The Deposited Securities represent 1,607,800 Class A Shares (being approximately 15% of the outstanding Class A Shares (14% on a diluted basis)), any Class A Shares acquired by Ducros upon the exercise of any stock options of DMR owned by him and 3,556,088 Class B Shares (being more than 99% of the outstanding Class B Shares) and also represent approximately 36% of the equity of DMR (34% on a diluted basis) and 80% of the votes attaching to all outstanding shares (78% on a diluted basis) as at September 22, 1995.

      In the Deposit Agreements the Controlling Shareholders made representations and warranties in respect of themselves, the Deposited Securities and, in the case of Ducros and Ducros Holdco, DMR. In addition to certain customary covenants and agreements, the Controlling Shareholders agreed, among other things, that until Amdahl Canada has taken up and paid for the Shares, abandoned the Offers or the Deposit Agreements have been terminated (as discussed below) the Controlling Shareholders would (a) not take any action of any kind which may reduce the likelihood of success of or delay the completion of the Offers, including but not limited to any action to solicit, initiate or encourage offers, participate in any negotiations or provide information to any person other than Amdahl Canada in respect of the acquisition or disposition of Shares or any amalgamation, merger, sale of assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction in respect of DMR or its assets; (b) vote the Deposited Securities in favour of the Offers or a similar acquisition proposal made by Amdahl Canada; (c) vote the Deposited Securities against certain proposals not made by Amdahl Canada, including in respect of any amalgamation, merger, sale of assets, take-over bid, plan of arrangement, recapitalization, reorganization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction in respect of DMR or those that are likely to delay or prevent successful completion of the Offers or which result in a material adverse change in the business, assets, operations or prospects of DMR;
(d) generally not sell, transfer, pledge, encumber or otherwise convey the Deposited Securities to any person or agree to do any of the foregoing; (e) not grant or agree to grant any proxy or otherwise limit the ability of the holder thereof to vote the Deposited Securities; (f) not convert any Class B Shares owned by the Controlling Shareholders into Class A Shares without Amdahl Canada's consent; and in the case of Ducros, Roy, Ducros Holdco and Roy Holdco, (g) use their best efforts to cause its nominee directors on the Board of Directors, subject to their fiduciary duties, to vote in favour of any proposal in furtherance of the Offers or any other proposal relating to or in furtherance of Amdahl Canada's acquisition of the Shares or the assets of DMR and vote against certain other proposals not made by Amdahl Canada, including those that would compete or interfere with the Offers or the acquisition by Amdahl Canada of the Shares by another means; (h) notify Amdahl Canada forthwith upon becoming aware of any action, proposal or offer referred to in (a) of this paragraph and inform Amdahl Canada of all information regarding such proposal or offer; and (i) use their best efforts to assist Amdahl Canada to successfully complete the Offers.

      In the Deposit Agreements, Amdahl Canada covenanted, among other things, to make and complete the Offers, subject to the satisfaction or waiver of the conditions precedent to its obligation to make the Offers and the satisfaction or waiver of the conditions precedent to Amdahl Canada's obligation to take up and pay for the Shares validly tendered pursuant to the Offers (See sections 5 and 6 of the Offers to Purchase.)

      The Deposit Agreements may be terminated by the Controlling Shareholders if the Offers have not been made on or prior to October 12, 1995, the Offers do not substantially conform with the terms agreed with the Controlling Shareholders, or Shares deposited under the Offers have not, for any reason whatsoever (other than that all the terms and conditions of the Offers have not been complied with or waived by the Offeror), been taken up and paid for on or before the expiry of ten days after the expiry of the Offers. The Offeror may terminate the Deposit Agreements if the conditions precedent to its obligation to take up and pay for the Shares pursuant to the Offers are not satisfied or waived by it on or prior to 21 days after the date on which the Offers are made.

      Pursuant to the Exclusivity Agreement and subject to the conditions set forth therein, Amdahl Canada agreed to make the Offers or cause a direct or indirect wholly-owned subsidiary to make the Offers.

      In the Exclusivity Agreement DMR made representations and warranties in respect of DMR. In addition to certain customary covenants and agreements with respect to the capital and operation of the business of DMR throughout the term of the Exclusivity Agreement, DMR agreed, among other things, that until Amdahl Canada has taken up and paid for the Shares, abandoned the Offers or the Exclusivity Agreement or the Deposit Agreements have been terminated (as discussed herein), DMR would (a) not take any action of any kind which may reduce the likelihood of success of or delay the completion of the Offers, including but not limited to any action to solicit, initiate or encourage offers, participate in any negotiations or provide information to any person other than Amdahl Canada in respect of the acquisition or disposition of Shares or assist any amalgamation, merger, sale of assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction in respect of DMR or its assets; (b) notify Amdahl Canada forthwith upon becoming aware of any action, proposal or offer referred to in
(a) of this paragraph and inform Amdahl Canada of all information regarding such proposal or offer; (c) use its best efforts to assist Amdahl Canada to successfully complete the Offers; (d) provide lists of shareholders of DMR as required by the Offeror; and (e) provide Amdahl Canada access to DMR for due diligence and other purposes. Notwithstanding the foregoing, nothing in the Exclusivity Agreement requires the directors or officers of DMR to act otherwise than in accordance with their fiduciary duties as a director or officer of DMR.

      In the Exclusivity Agreement DMR and Amdahl Canada agreed to a number of matters with respect to the ongoing operations and management of DMR after the successful conclusion of the Offers, including: (a) to retain the DMR name in Canada and in Australia/New Zealand; (b) to maintain the DMR worldwide headquarters and its research and development facilities in the Province of Quebec; (c) to maintain present DMR compensation policies as approved by the DMR Board of Directors; (d) to implement the severance policy as presented to the DMR Human Resources Committee of the Board of Directors on April 12, 1995;
(e) to accept the acceleration of certain unvested stock options and the replacement of any remaining unvested stock options with options to purchase Amdahl shares with an economic value at least equivalent to the gain realized on those accelerated DMR stock options and with conditions at least equivalent to the conditions of such unvested options; (f) DMR executives will participate in Amdahl's stock option program commensurate with the level they hold in DMR after completion of the Offers; (g) the current DMR Special Executive Long-Term Incentive Plan will be terminated and Amdahl will consider the possibility of establishing a like plan; and (h) that shareholders of DMR who are officers of DMR will not receive consideration or treatment different from other shareholders under the Offers.

      In the Exclusivity Agreement, DMR agreed that if the Offeror elects not to take up and pay for any Shares deposited under the Offers, solely as a result of: any of the conditions of the Class B Offer contained in subsections 6(a) (with respect to the Class
B Shares only), (g), (h), or (i) of the Offers to Purchase not being satisfied or fulfilled, any of the Controlling Shareholders breaching any of their respective obligations in the Deposit Agreements or DMR breaching any of its obligations in the Exclusivity Agreement, and if the Offeror is not in material breach of any of its covenants and agreements contained in the Deposit Agreements or the Exclusivity Agreement, DMR will reimburse the Offeror for all reasonable out-of-pocket expenses payable to counsel, accountants and advisors to the Offeror, other than financial advisors such as an investment banker or broker, and all solicitation, printing and mailing costs incurred by the Offeror in connection with the making of the Offers and DMR will pay to the Offeror a fee of $3 million. DMR further agreed that if the Offeror does not make the Offers or does not take up and pay for any Shares under the Offers solely as a result of an alternative transaction in which a third party is proposing, offering or has agreed to acquire (whether by way of take-over bid, merger, amalgamation, purchase of assets, plan of arrangement, reverse take-over, other business combination or purchase transaction or similar transaction) more than 50% of the business or assets of DMR or any number of Class A Shares and/or Class B Shares which would result in the Minimum Condition set forth in subsection 6(a) of the Offers to Purchase not being satisfied in any way and (a) which is at a price or having a cash equivalent value greater than the price per share under the Offers or (b) which the Board of Directors of DMR determines in good faith, based on the advice of outside legal counsel, it is required by its fiduciary duties to recommend acceptance of by the shareholders of DMR based on the advice of its outside financial advisors that such alternative transaction is financially more favourable to the shareholders of DMR than the Offers, DMR shall pay the Offeror, in lieu of all damages that may otherwise be payable, a termination fee of $7 million and shall reimburse out-of-pocket expenses of the Offeror as described above. In separate letter agreements (the "Resale Agreements") with each of the Controlling Shareholders and with DMR, the Offeror agreed that if it takes up and pays for Deposited Securities under the Offers and within 90 days from the last date on which it takes up and pays for Shares the Offeror disposes of such Shares pursuant to an alternative transaction of the type described above, the Offeror will pay to the Controlling Shareholders in respect of each Deposited Security disposed of an amount representing 50% of that part of the per share consideration received by the Offeror pursuant to such alternative transaction which exceeds $8.25 per Share. In such circumstances only the out-of-pocket expenses of the Offeror shall be reimbursed by DMR as described above.

      In the Exclusivity Agreement, Amdahl Canada covenanted, among other things, to make and complete the Offers, subject to the satisfaction or waiver of the conditions precedent to its obligation to make the Offers and the satisfaction or waiver of the conditions precedent to Amdahl Canada's obligation to take up and pay for the Shares validly tendered pursuant to the Offers. See sections 5 and 6 of the Offers to Purchase. Amdahl Canada also agreed that if it is in breach of any of its obligations in the Exclusivity Agreement, or if any representation and warranty of Amdahl Canada in the Exclusivity Agreement is not true and correct, and DMR and the Controlling Shareholders are not in material breach of any of their respective covenants and agreements contained in the Exclusivity Agreement and the Deposits Agreements, as the case may be, Amdahl Canada will reimburse DMR for all of its reasonable out-of-pocket expenses and fees incurred by DMR or on its behalf in connection with the Exclusivity Agreement and will pay to DMR a fee of $3 million.

      The Exclusivity Agreement may be terminated by DMR if the Offers have not been made on or prior to October 12, 1995, the Offers do not substantially conform with the terms agreed with DMR, in the circumstances where the Offeror is required to pay a fee to DMR as described above, or Shares deposited under the Offers have not, for any reason whatsoever (other than that all the terms and conditions of the Offers have not been complied with or waived by the Offeror), been taken up and paid for on or before the expiry of ten days after the expiry of the Offers. The Offeror may terminate the Exclusivity Agreement if the conditions to its obligation to take up and pay for the Shares pursuant to the Offers are not satisfied or waived by it on or prior to 21 days after the date on which the Offers are made, or in the circumstances where DMR is required to pay a fee to the Offeror as described above.


                       PURPOSE OF THE OFFERS AND PLANS FOR DMR

PURPOSE OF THE OFFERS

      The purpose of the Offers is to enable the Offeror to acquire all of the Shares which are not currently owned by the Offeror. If the respective conditions of the Offers are satisfied and the Offeror takes up and pays for the Shares validly deposited under the Offers, the Offeror intends to acquire any Shares not deposited under the Offers by statutory right of acquisition if such statutory right is available to the Offeror.

      If such statutory right of acquisition is not available, the Offeror will seek to cause a special meeting of shareholders of DMR to be called to consider an amalgamation, statutory arrangement or other transaction involving the Offeror or one or more of its affiliates and DMR for the purpose of enabling the Offeror to acquire all of the Shares not deposited under the Offers for the cash price of $8.25 in a going private transaction. If the Minimum Condition is satisfied the Offeror will own sufficient Shares to effect such a going private transaction.


PLANS FOR DMR

      If the Offers are successful, it is expected that certain changes may be effected with respect to the composition of the Board of Directors to allow nominees of the Offeror to be elected to the Board of Directors. The Offeror intends to retain the DMR name and, upon the acquisition of all of the Shares, the Offeror intends to integrate Amdahl's Business Solutions Group into DMR. If permitted by applicable law, subsequent to the completion of the Offers, the Offeror intends to delist the Class A Shares from the Montreal Exchange and The Toronto Stock Exchange and to cause DMR to cease to be a reporting issuer under Canadian securities laws.


ACQUISITION OF SHARES NOT DEPOSITED

Compulsory Acquisition
----------------------

      If within 120 days after the date hereof, each of the Offers has been accepted by holders of not less than 90% of either the issued and outstanding Class A Shares or Class B Shares (or both), other than the Shares held on the date hereof by or on behalf of the Offeror and its affiliates and associates (as such terms are defined in the CBCA), and such Shares have been taken up and paid for by the Offeror, the Offeror intends to acquire pursuant to the provisions of section 206 of the CBCA the remaining Shares of the relevant class on the same terms as the Shares acquired under the Offers.

      To exercise such statutory right, the Offeror must give notice (the "Offeror's Notice") to each holder of Shares who did not accept the relevant Offer (and each person who subsequently acquires any such Shares) (in each case, an "Offeree") and to the Director under the CBCA of such proposed acquisition on or before the earlier of 60 days from the Expiry Time and 180 days from the date of the Offers. Within 20 days of giving the Offeror's Notice, the Offeror must pay or transfer to DMR the consideration the Offeror would have had to pay or transfer to the Offerees if they had elected to accept the relevant Offer, to be held in trust for the Offerees. In accordance with section 206 of the CBCA, within 20 days after receipt of the Offeror's Notice, each Offeree must send the certificates representing the Shares held by such Offeree to DMR, and must elect either to transfer such Shares to the Offeror on the terms of the relevant Offer or to demand payment of the fair value of such Shares held by such holder by so notifying the Offeror. If an Offeree has elected to demand payment of the fair value of such Shares, the Offeror may apply to a court having jurisdiction to hear an application to fix the fair value of such Shares of that Offeree. If the Offeror fails to apply to such court within 20 days after it made the payment or transferred the consideration to DMR referred to above, the Offeree may then apply to the court within a further period of 20 days to have the court fix the fair value. If there is no such application made by the Offeree within such period, the Offeree will be deemed to have elected to transfer such Shares to the Offeror on the terms of the relevant Offer. Any judicial determination of the fair value of the Shares could be more or less than the amount paid pursuant to the Offers. THE FOREGOING IS A SUMMARY ONLY. REFERENCE IS MADE TO SECTION 206 OF THE CBCA FOR THE TEXT OF THE RELEVANT STATUTORY PROVISIONS.


Subsequent Acquisition Transactions
-----------------------------------

      If the Offeror takes up and pays for Shares validly deposited under the Offers, and the foregoing statutory right of acquisition is not available or the Offeror elects not to pursue such right, the Offeror intends to pursue other means of acquiring, directly or indirectly, all of the issued and outstanding Shares in accordance with applicable law, including a subsequent going private transaction. In order to effect a subsequent going private transaction, the Offeror may seek to cause a special meeting of Shareholders of DMR to be called to consider an amalgamation, statutory arrangement or other transaction involving DMR and the Offeror or one or more affiliates of the Offeror for the purposes of enabling the Offeror to acquire all of the Shares not acquired under the Offers. If the Minimum Condition is satisfied, the Offeror will have acquired sufficient Shares to carry out the acquisition of all of the remaining Shares. In any amalgamation, statutory arrangement or other transaction, the holders of Shares may have the right to dissent under the CBCA and to be paid the fair value for their Shares, with such fair value to be determined by a court.

      Each of the methods of acquiring the remaining outstanding Shares described above, other than the statutory right of acquisition under the CBCA, would be a "going private transaction" within the meaning of the regulations under the Securities Act (Ontario) (the "Regulation"), Policy Q-27 and Policy 9.1 if such method would result in the interest of a holder of Shares (the "affected securities") being terminated without the consent of the holder and without the substitution therefor of an interest of equivalent value in a participating security of DMR, a successor to the business of DMR or person who controls DMR or, in the case of Policy Q-27 and Policy 9.1, a person who controls a successor to the business of DMR. The transaction could also be a "related party transaction" for purposes of Policy Q-27 and Policy 9.1.

      Policy Q-27 and Policy 9.1 provide that, unless exempted, a corporation proposing to carry out a going private transaction is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. An exemption from the valuation requirement is generally available when the price offered to security holders was arrived at within the 12 months immediately preceding the date of the going private transaction through an arm's length negotiation with a selling security holder of a control block of securities where the selling security holder had full knowledge and access to information concerning the offeree issuer such that the underlying value of the offeree issuer was a material factor considered by the selling security holder in arriving at the price. The price at which the Offers are made was the result of such negotiation between Amdahl Canada and the Controlling Shareholders, which control a majority of the votes attaching to all of the Shares. The Offeror knows of no non-financial factors or factors peculiar to the Controlling Shareholders which are considered by the Controlling Shareholders to be relevant in assessing the amount agreed in the Deposit Agreements as the price to be offered pursuant to the Offers. The Offeror intends to rely on the exemption from the valuation requirement in Policy Q-27 and Policy 9.1.

      Policy Q-27 and Policy 9.1 require that, in addition to any other required securityholder approval, in order to complete a going private transaction, the approval of a simple or two-thirds majority (depending on the nature of the transaction) of the votes cast by "minority" shareholders of the affected securities must be obtained. In relation to the Offers and any subsequent going private transaction, Policy Q-27 and Policy 9.1 provide that the Offeror may treat Shares acquired pursuant to the Offers, other than the Deposited Securities, as "minority" Shares and vote them in favour of such a going private transaction if the intent to effect a going private transaction was disclosed at the time of the Offers, if a summary of a valuation was provided or no valuation was required in respect of the Offers and if the consideration per security in the going private transaction is at least equal in value to the consideration paid under the Offers. Where the consideration offered in the subsequent going private transaction is payable partly other than in cash, the approval of a two-thirds majority of the votes cast by "minority" holders of the affected securities must be obtained. The Offeror intends that the consideration offered under any going private transaction proposed subsequent to the Offers would be identical to the consideration offered under the Offers and, accordingly, a simple majority of the votes cast by "minority" shareholders would have to be obtained. In the context of the Offers and any subsequent going private or related party transactions, holders of Class A Shares and Class B Shares will be entitled to vote separately in respect of any vote by "minority" shareholders, unless the Offeror is granted an exemption from this requirement. In relation to the Offers and any subsequent going private transaction, the "minority" shareholders would be, absent discretionary relief from the QSC and the OSC, the Offeror with respect to Shares acquired pursuant to the Offers, other than the Deposited Securities, and with respect to all other Shares, all holders of Shares, other than the Offeror, its directors and senior officers, any associate or affiliate of the Offeror or its directors or senior officers, any person or company acting jointly or in concert with the Offeror or any of its directors or senior officers in connection with the Offer or the subsequent going private transaction, and any person who is a "related party" of the Offeror as defined by Policy Q-27 and Policy 9.1.

      See "Canadian Federal Income Tax Considerations" for a discussion of the tax consequences to shareholders of DMR in the event of a going private transaction.

      Canadian courts have, in a few instances prior to the adoption of Policy Q-27 and Policy 9.1, granted preliminary injunctions to prohibit transactions involving certain going private transactions. The current trend in both legislation and in Canadian jurisprudence is toward permitting going private transactions to proceed subject to compliance with procedural and substantive fairness to the minority shareholders. On September 22, 1994, the Director appointed under the CBCA released a policy on going private transactions stating, among other things, that the Director is of the opinion that going private transactions are permitted under the CBCA provided that the transaction is not oppressive or unfairly prejudicial to or does not unfairly disregard the interests of a person whose interest in a participating security is being terminated without his or her consent. In determining whether a going private transaction is fair, the policy states that compliance with the requirements set forth in Policy 9.1 or Policy Q-27 will usually be viewed by the Director as sufficient.

      Shareholders should consult their legal advisors for a determination of their legal rights with respect to a "going private transaction".


                             SOURCE OF FUNDS FOR PAYMENT

      The Offeror estimates that if it acquires all of the outstanding Shares under the Offers, including the Class A Shares issuable upon the exercise of existing stock options, the total amount of funds required to purchase such Shares will be approximately $128 million. Amdahl Canada has agreed to provide or cause to be provided such funds to the Offeror. Amdahl and its subsidiaries will provide such funding from internal cash resources.


                    BENEFICIAL OWNERSHIP OF AND TRADING IN SHARES

      Except as disclosed under "Arrangements with Controlling Shareholders and DMR", neither the Offeror, any associate or affiliate of the Offeror, nor any director or officer of the Offeror or any of their associates, beneficially owns, directly or indirectly, or controls or exercises direction over, any securities of DMR and to the knowledge of the directors and officers of the Offeror, after reasonable enquiry, no securities of DMR are owned or controlled or directed by any person acting jointly or in concert with the Offeror or by any person or company who beneficially owns, directly or indirectly, more than 10% of any class of equity securities of the Offeror.

      No securities of DMR have been traded during the six month period preceding the date of the Offers by the Offeror, any associate or affiliate of the Offeror, any director or officer of the Offeror or, to the knowledge of the directors and officers of the Offeror, by associates of the directors or officers of the Offeror, any person acting jointly or in concert with the Offeror or any person or company who beneficially owns, directly or indirectly, more than 10% of any class of equity securities of the Offeror.



                    PRICE RANGES AND VOLUME OF TRADING OF SHARES

      The Class A Shares are listed and posted for trading on the Montreal Exchange and The Toronto Stock Exchange. The Montreal Exchange and The Toronto Stock Exchange are the principal markets for the Class A Shares. The Class B Shares are not listed on a stock exchange. The following tables set forth for the periods indicated, the reported high and low sales prices and the volume of trading of the Class A Shares on the Montreal Exchange and The Toronto Stock Exchange.

                                             The Montreal Exchange
                                             High         Low          Volume
                                             ----         ---          ------
1995
January                                      $3.95        $3.60         47,165
February                                     $3.85        $3.50         46,833
March                                        $4.15        $3.70        103,300
April                                        $4.25        $3.85         55,033
May                                          $4.10        $3.80         82,703
June                                         $4.10        $3.80         38,275
July                                         $4.75        $3.80        118,971
August                                       $4.55        $4.10         28,798
September (to September 26)                  $9.25        $4.15        978,381

                                             The Toronto Stock Exchange
                                             High         Low          Volume
                                             ----         ---          ------
1995
January                                      $3.95        $3.75           12,400
February                                     $3.80        $3.50          388,950
March                                        $4.15        $3.70          640,632
April                                        $4.25        $3.90           31,400
May                                          $4.00        $3.80           57,150
June                                         $4.05        $3.80          575,487
July                                         $4.65        $3.80        1,275,257
August                                       $4.60        $4.10          166,607
September (to September 26)                  $9.25        $4.20        3,749,126

      On September 13, 1995, the day prior to the public announcement of Amdahl Canada's entry into the Deposit Agreements and its intention to make the Offers, subject to the satisfaction of certain conditions, the closing price of the Class A Shares on each of the Montreal Exchange and The Toronto Stock Exchange was $6.00. The closing price of the Class A Shares on the Montreal Exchange and The Toronto Stock Exchange on September 26, 1995 was $8.88.


                            DIVIDENDS AND DIVIDEND POLICY

      No dividends have been declared or paid by DMR since DMR became a public company in 1986.


                     EFFECT OF THE OFFERS ON MARKETS FOR SHARES
                             AND STOCK EXCHANGE LISTINGS

      The purchase of Class A Shares by the Offeror pursuant to the Class A Offer will reduce the number of Shares that might otherwise trade publicly, as well as the number of holders of Class A Shares, and, depending on the number of holders depositing and the number of Class A Shares purchased under the Class A Offer, could adversely affect the liquidity and market value of the remaining Class A Shares held by the public.

      The rules and regulations of the Montreal Exchange and The Toronto Stock Exchange establish certain criteria which, if not met, could lead to the delisting of the Class A Shares from such exchanges. Among such criteria are the number of holders of Class A Shares, the number of Class A Shares publicly held and the aggregate market value of the Class A Shares publicly held. Depending on the number of Class A Shares purchased pursuant to the Class A Offer, it is possible that the Class A Shares would fail to meet the criteria for continued listing on such exchanges. It is the intention of the Offeror to apply to delist the Class A Shares from each exchange as soon as practicable after completion of the Offers.


                          COMMITMENTS TO ACQUIRE SECURITIES

      Except as disclosed above under "Arrangements with Controlling Shareholders and DMR", to the knowledge of the director and officers of the Offeror, no securities of DMR are covered by any commitments made by the Offeror, its associates or affiliates, or any person acting jointly or in concert with the Offeror or the director or officers of the Offeror or their respective associates or by any person or company who beneficially owns, directly or indirectly, more than 10% of any class of equity securities of the Offeror, to acquire any equity securities of DMR.


                     ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS

      Except as disclosed above under "Arrangements with Controlling Shareholders and DMR", there are no arrangements or agreements made or proposed to be made between the Offeror and any of the directors or officers of DMR and no payments or other benefits are proposed to be made or given by way of compensation for loss of office or as to such directors or officers remaining in or retiring from office. Except as disclosed above under "Arrangements with Controlling Shareholders and DMR", there are no contracts, arrangements or understandings, formal or informal, between the Offeror and any securityholder of DMR with respect to the Offers or between the Offeror and any person or company with respect to any securities of DMR in relation to the Offers.


                                 REGULATORY MATTERS

HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (UNITED
STATES)

      Under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations that have been promulgated thereunder by the Federal Trade Commission (the "FTC") (collectively, the "HSR Act"), certain transactions may not be consummated until certain information and documentary materials have been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of Shares pursuant to the Offers may be subject to such requirements and on September 25, 1995, Amdahl filed a Pre-Merger Notification and Report Form with Antitrust Division and the FTC in connection with the Offers (the "HSR Filing").

      Under the provisions of the HSR Act applicable to the Offers, the acquisition of Shares pursuant to the Offers may not be consummated until the expiration or early termination by the FTC and the Antitrust Division of a 15 calendar-day waiting period following the HSR Filing. The Offeror has requested early termination of this waiting period; however, there can be no assurance that the 15-day waiting period will be terminated early. If, within the 15-day waiting period, either the Antitrust Division or the FTC issues a request for additional information or documentary materials (a "Second Request"), the waiting period will be extended for an additional period of 10 calendar-days following the date of compliance or explanation of non-compliance by the Offeror with such Second Request.

      If the Offeror's acquisition of Shares is delayed by the issuance of a Second Request, the Offers may be extended. In any event, the purchase of and payment for Shares must be deferred until 10 days after the Offeror complies with such Second Request or submits a statement of the reasons for any noncompliance or until the additional waiting period is earlier terminated by the FTC and the Antitrust Division. Only one extension of the waiting period pursuant to a Second Request is authorized by the HSR Act and, thereafter, the waiting period can be extended only by court order. Under the terms of the HSR Act, the Offeror may not take up and pay for Shares tendered pursuant to the Offers unless and until the filing and waiting period requirements of the HSR Act applicable to the Offers have been satisfied.

      The Antitrust Division and the FTC may scrutinize the legality under U.S. antitrust laws of transactions such as the Offeror's acquisition of Shares pursuant to the Offers. Any time before or after the Offeror's purchase of the Shares, the Antitrust Division or the FTC could take such action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the consummation of any such transactions or to require the divestiture of substantial assets of DMR. Private parties as well as state attorneys-general may also bring legal actions under U.S. antitrust laws under certain circumstances.

      Based upon an examination of publicly available information relating to the businesses in which DMR, its subsidiaries and Amdahl and its subsidiaries are engaged, the Offeror believes that the Offers do not violate U.S. antitrust laws. Nevertheless, there can be no assurance that a challenge to the Offers on U.S. antitrust grounds will not be made or, if such a challenge is made, of the result.


                     CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

      In the opinion of Osler, Hoskin & Harcourt, counsel to the Offeror, the following is a summary of the principal consequences under the Income Tax Act (Canada) (the "Tax Act") generally applicable to holders who dispose of their Shares pursuant to the Offers or pursuant to certain transactions described in "Purpose of the Offer and Plans for DMR -- Acquisition of Shares Not Deposited". The summary does not apply to holders who dispose of shares in a Holdco pursuant to the Acceptance Alternative described in section 3 of the Offers to Purchase. The summary is based upon the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act and regulations publicly announced by the Minister of Finance prior to the date hereof (the "Proposed Amendments") and counsel's understanding of the current administrative practices of Revenue Canada, Taxation. The summary does not otherwise take into account or anticipate changes in the law, whether by way of judicial decision or legislative action, nor does it take into account tax legislation of countries other than Canada or any relevant provincial tax legislation. THE SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER.


Residents of Canada
-------------------

      The following summary is applicable to holders who are resident in Canada, who hold their Shares as capital property and who deal at arm's length with Offeror and DMR (a "Holder").


The Offers
----------

      A Holder whose Shares are taken up and paid for under an Offer will realize a capital gain (or capital loss) to the extent that the amount of cash received for the Holder's Shares, net of any costs of disposition, exceeds (or is less than) the adjusted cost base of the Shares to the Holder.

      A Holder will be required to include in income three-quarters of the amount of any resulting capital gain and will generally be entitled to deduct three-quarters of the amount of any resulting capital loss against taxable capital gains realized by the Holder.

      In the case of a Holder that is a corporation, the amount of any capital loss otherwise determined resulting from the disposition of Shares may be reduced by the amount of dividends previously received to the extent and under the circumstances prescribed in the Tax Act. Analogous rules apply where a corporation is a member of a partnership or a beneficiary of a trust which owns Shares. The Proposed Amendments will extend these rules to apply where a trust or partnership is a member of a partnership or beneficiary of a trust that owns Shares.


Other Acquisition Transactions
------------------------------

      A Holder whose Shares are acquired by the Offeror pursuant to the compulsory acquisition provisions of section 206 of the CBCA will be subject to the same tax consequences as would be applicable if the Holder disposed of Shares pursuant to the Offers.

      If the Offeror effects a subsequent acquisition transaction, the Offeror may propose an amalgamation involving DMR pursuant to which Holders who do not tender their Shares under the Offers will have their Shares exchanged for redeemable preference shares ("Preference Shares") of the amalgamated corporation, such Preference Shares to be redeemed forthwith for cash. A Holder will realize no capital gain or capital loss as a result of such exchange and the aggregate cost to the Holder of the Preference Shares received on the exchange will be equal to the aggregate adjusted cost base to the Holder of the Shares so exchanged.

      Upon the redemption of Preference Shares, the Holder thereof will be deemed to have received a taxable dividend equal to the amount by which the redemption price of the Preference Shares exceeds the paid-up capital of those shares. In the case of a Holder who is an individual, any such dividend will be included in computing the Holder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to dividends from taxable income and will generally be deductible in computing the corporation's taxable income. A private corporation and certain other corporations controlled by or for the benefit of an individual or a related group of individuals will be liable to pay a 25% (33 1/3% under the Proposed Amendments) refundable tax under Part IV of the Tax Act in respect of such dividend. In the case of a corporate Holder, it is possible that, in certain circumstances, the amount of any such dividend may be treated as proceeds of disposition and not as a dividend.

      Such a Holder will also be regarded as having disposed of such Preference Shares on the redemption and will realize a capital gain (or capital loss) per share to the extent that the paid-up capital per share exceeds (or is less than) the adjusted cost base thereof to the Holder. The treatment of any such capital gain (or capital loss) will generally be the same as described above.

      As described under "Purpose of the Offer and Plans for DMR -
- Acquisition of Shares Not Deposited", a Holder who dissents with respect to such an amalgamation is entitled to receive the fair value of such Holder's Shares. Under the current administrative practice of Revenue Canada, Taxation, such payments would be treated as proceeds of disposition giving rise to a capital gain or capital loss. The calculation and tax treatment of any such capital gain or capital loss would be the same as described above.

      As an alternative to the amalgamation discussed above, the Offeror may propose an arrangement, consolidation, reclassification, continuance or other transaction, the tax consequences of which may differ from those arising on the sale of Shares under the Offers. No opinion is expressed herein as to the tax consequences of any such transaction to a Holder.


Non-Residents of Canada
-----------------------

      The following summary is applicable to holders who are neither residents nor deemed to be residents of Canada, who deal at arm's length with the Offeror and DMR, who hold their Shares as capital property, who do not use or hold and are not deemed to use or hold their Shares in carrying on a business in Canada, whose Shares do not otherwise constitute "taxable Canadian property" as defined in the Tax Act and, in the case of person that carries on an insurance business in Canada and elsewhere establishes that the Shares are not effectively connected with its Canadian insurance business. (a "Non-Resident Holder"). Shares will generally not constitute taxable Canadian property to a Non-Resident Holder unless, at any time during the five-year period immediately preceding the disposition of the shares, not less than 25% of the issued shares of any class or series of a class of capital stock of DMR belonged to the Non-Resident Holder, to persons with whom the Non-Resident Holder did not deal at arm's length, or to any combination thereof.

      No tax will be payable on any capital gain realized by a Non-Resident Holder whose Shares are taken up and paid for under the Offers or are acquired by the Offeror pursuant to the compulsory acquisition provisions of section 206 of the CBCA.

      In the event the Offeror effects an amalgamation involving DMR as described above, Non-Resident Holders who do not tender their Shares under the Offers will have their Shares exchanged for Preference Shares of the amalgamated corporation, such Preference Shares to be redeemed forthwith for cash. No tax will be payable by a Non-resident Holder as a result of the amalgamation. However, upon the redemption of a Preference Share, the holder thereof will be deemed to have received a taxable dividend equal to the amount by which the redemption price of the Preference Shares exceeds their paid-up capital and such dividend will be subject to non-resident withholding tax at a rate of 25% or such lower rate as may be provided for under the terms of an applicable bilateral tax treaty.

      Under the current administrative practice of Revenue Canada, Taxation, the receipt by a Non-Resident Holder who dissents with respect to the amalgamation of a cash payment equal to the fair market value of his Shares will be treated as proceeds of disposition of such Shares.

      THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX EFFECTS TO THEM OF THE OFFERS AND ANY SUBSEQUENT ACQUISITION TRANSACTIONS.


                    DEPOSITARY AND FORWARDING AGENT ARRANGEMENTS

      The Offeror has engaged Montreal Trust Company of Canada to act as the Depositary for the receipt, either directly or through the New York City office of The Bank of Nova Scotia Trust Company of New York as Forwarding Agent, of certificates in respect of the Shares and Letters of Acceptance and Transmittal and Notices of Guaranteed Delivery deposited under the Offers and for the payment for Shares purchased by the Offeror pursuant to the Offers. The Depositary and the Forwarding Agent will receive reasonable and customary compensation from the Offeror for their services in connection with the Offers, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith.


                     DEALER MANAGER AND SOLICITING DEALER GROUP

      The Offeror has engaged the services of RBC Dominion Securities Inc. to act as Dealer Manager in Canada and to solicit acceptances of the Offers in Canada. For RBC Dominion Securities Inc.'s services in managing the solicitation, the Offeror has agreed to pay RBC Dominion Securities Inc. a fee of $50,000 upon engagement and an additional fee of $350,000 if at least two-thirds of each of the Class A Shares (calculated on a diluted basis) and the then outstanding Class B Shares have been deposited under the Offers by the Expiry Time. The Dealer Manager will also be reimbursed by the Offeror for its out-of-pocket expenses in connection with the Offers and will be indemnified against certain liabilities. RBC Dominion Securities Inc. has undertaken to form a soliciting dealer group comprising members of the Investment Dealers Association of Canada and members of the stock exchanges in Canada to solicit acceptances of the Offers. Each member of the Canadian soliciting dealer group, including RBC Dominion Securities Inc., is referred to herein as a "Canadian Soliciting Dealer". The Offeror has agreed to pay to each Canadian Soliciting Dealer whose name appears in the appropriate space in the Letter of Transmittal accompanying a deposit of Shares a fee of $0.10 for each such Share deposited and taken up and paid for by the Offeror under the Offers. The aggregate amount payable to a Canadian Soliciting Dealer with respect to any single depositing holder of Shares will be not less than $75.00 nor more than $1,500.00. Where Shares deposited and registered in a single name are beneficially owned by more than one person, the $75.00 minimum and $1,500.00 maximum amounts will be applied separately in respect of each such beneficial owner. The Offeror may require each Canadian Soliciting Dealer to furnish evidence of such beneficial ownership satisfactory to the Offeror at the time of the deposit.

      RBC Dominion Securities Inc. will solicit acceptances of the Offers in the United States through its registered broker-dealer affiliate, RBC Dominion Securities Corporation. RBC Dominion Securities Corporation will receive compensation for its services in soliciting acceptances of the Offers on a basis which is comparable to that to be received by the Canadian Soliciting Dealers.

      No fee or commission will be payable by any holder of Shares who transmits their Shares directly to the Depositary or who makes use of the facilities of a Soliciting Dealer to accept the Offers. Except as set forth above, the Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offers. Brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be reimbursed by the Offeror for customary clerical and mailing expenses incurred by them in forwarding materials to their customers.

      Questions and requests for assistance concerning the Offers should be made directly to the Dealer Manager, the Depositary or the Forwarding Agent.


                                 DIRECTORS' APPROVAL

      The contents of the Offers to Purchase and this Offering
Circular have been approved, and the sending thereof to the holders of the Shares has been authorized by the board of directors of the Offeror.


                             OFFEREES' STATUTORY RIGHTS

      Securities legislation in certain of the provinces and territories of Canada provides security holders of DMR with, in addition to any other rights they may have at law, rights for rescission or to damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer

                                       CONSENT

To:   The Directors of Amdahl Canada Acquisition Inc.

      We hereby consent to the reference to our opinion contained under "Canadian Federal Income Tax Considerations" in the Offering Circular accompanying the Offers to Purchase dated September 27, 1995 made by Amdahl Canada Acquisition Inc. to the holders of Class A Subordinate Voting Shares and Class B Shares of DMR Group Inc.


Dated: September 27, 1995                    /s/ OSLER, HOSKIN & HARCOURT
                                             ----------------------------
                                             Osler, Hoskin & Harcourt

                                     CERTIFICATE

September 27, 1995

      The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Shares which are the subject of the Offers.

                           AMDAHL CANADA ACQUISITION INC.



By:   /s/DENNIS R. ING                 By:   /s/JAMES WENDLING
      ----------------                       ------------------
      Dennis R. Ing                          James Wendling
      Chief Executive Officer                Chief Financial Officer


                         On behalf of the Board of Directors



By:   /s/DONALD C. ROSS                By:   /s/P. DOUGAL MACDONALD
      -----------------                      ----------------------
      Donald C. Ross                         P. Dougal MacDonald
      Director                               Director

                          The Depositary for the Offers is:
                          ---------------------------------


                          MONTREAL TRUST COMPANY OF CANADA


                                FOR DELIVERY BY MAIL:
                                --------------------

                             1800 McGill College Avenue
                                      8th Floor
                                  Montreal, Quebec
                                       H3A 3K9


                          FOR DELIVERY BY HAND OR COURIER:
                          --------------------------------

1800 McGill College Avenue                   151 Front Street West
8th Floor                                    8th Floor
Montreal, Quebec                             Toronto, Ontario
H3A 3K9                                      M5J 2N1
Facsimile:(514) 982-7347                     Facsimile:(416) 981-9596
Telephone: (514) 982-7555                    Telephone: (416) 981-9608

                   510 Burrard Street
                   2nd Floor
                   Vancouver, B.C.
                   V6C 3B9
                   Facsimile:  (604) 661-9480
                   Telephone:  (604) 661-0283


                          The Dealer Manager of the Offers:
                          ---------------------------------

RBC DOMINION                                 RBC DOMINION
SECURITIES INC.                              SECURITIES INC.
Commerce Court South                         2000 McGill College
Toronto, Ontario                             Suite 300
M5L 1A7                                      Montreal, Quebec
Marianne Anderson (416) 864-4509             H3A 3H5
Shaun Finnie (416) 941-5835                  Jeffrey Drummond
                                               (514) 282-5204
Emma Loewen (416) 864-4518


                              The Forwarding Agent is:
                              ------------------------

                               THE BANK OF NOVA SCOTIA
                              TRUST COMPANY OF NEW YORK
                                  One Liberty Plaza
                                     23rd Floor
                                 New York, NY 10006
                              Facsimile: (212) 225-5438
                              Telephone: (212) 225-5436

THE TERMS, CONDITIONS AND DEFINITIONS USED IN THE ACCOMPANYING OFFERS TO PURCHASE AND OFFERING CIRCULAR ARE INCORPORATED INTO AND FORM AN INTEGRAL PART OF THIS LETTER OF ACCEPTANCE AND TRANSMITTAL. YOU SHOULD READ THE INSTRUCTIONS SET OUT IN THIS LETTER OF ACCEPTANCE AND TRANSMITTAL CAREFULLY BEFORE COMPLETING IT.


                        LETTER OF ACCEPTANCE AND TRANSMITTAL

                            to accompany certificates for
                 Class A Subordinate Voting Shares or Class B Shares

                                         of

                                   DMR GROUP INC.

                          to be deposited pursuant to the
                      Offers to Purchase and Offering Circular
                             dated September 27, 1995 by

            Amdahl Canada Acquisition Inc., a wholly-owned subsidiary of

                                AMDAHL CANADA LIMITED

      EACH OF THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00
P.M., MONTREAL TIME, ON THURSDAY, OCTOBER 19, 1995, UNLESS
WITHDRAWN OR EXTENDED.

      This Letter of Acceptance and Transmittal ("Letter") is to be completed by holders of Class A Subordinate Voting Shares (the "Class A Shares") or Class B Shares (the "Class B Shares", and, together with the Class A Shares, the "Shares") of DMR Group Inc. ("DMR") who wish to deposit their Shares under the offer to purchase Class A Shares (the "Class A Offer") or the offer to purchase Class B Shares (the "Class B Offer", and, together with the Class A Offer, the "Offers"), respectively, set out in the Offers to Purchase and Offering Circular of Amdahl Canada Acquisition Inc. (the "Offeror") dated September 27, 1995.

      To accept the Class A Offer or the Class B Offer, the certificate(s) representing Shares to be deposited, together with a properly completed and duly executed copy of this Letter (or a facsimile thereof), and all other documents required by this Letter, must be received by Montreal Trust Company of Canada (the "Depositary") or The Bank of Nova Scotia Trust Company of New York (the "Forwarding Agent") at or before the Expiry Time (as defined in the Offers to Purchase) at the offices listed at the end of this Letter.

      If a holder wishes to accept the relevant Offer and certificates representing beneficial ownership of the Shares are not immediately available or time will not permit the certificates and all required documents to reach one of the offices of the Depositary or the Forwarding Agent at or before the Expiry Time, such Shares may nevertheless be deposited under the relevant Offer by compliance with the procedures for guaranteed delivery set forth in section 3 of the Offers to Purchase.

                                           DESCRIPTION OF SHARES DEPOSITED
                                 (if space is insufficient, please attach a signed
                                               list in the form below)
                                                 (must be completed)


                                                    Class and
                                                    Total Number of           Number of
 Name and Address               Certificate         Shares Evidenced by       Shares
 of Registered Holder(s)        Number(s)           Certificate(s)            Deposited*
------------------------        -----------         -------------------       ----------




* Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificate(s) submitted to the Depositary or the Forwarding Agent are being deposited under the Offers. See Instruction 6.


                                              GUARANTEED DELIVERY ONLY

[ ] Check here if deposited shares are being delivered pursuant to a Notice of Guaranteed
Delivery previously sent to the Depositary and complete the following:

Name(s) of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

TO:          Amdahl Canada Acquisition Inc.

AND TO:      Montreal Trust Company of Canada

      The undersigned:

      (1) acknowledges receipt of the Offers to Purchase and Offering Circular dated September 27, 1995;

      (2) subject only to the rights of withdrawal under the Offers, unless otherwise agreed, irrevocably accepts the Class A Offer or the Class B Offer, as the case may be, on and subject to its terms and conditions, and deposits, sells, assigns and transfers to Amdahl Canada Acquisition Inc. all right, title and interest in and to the Shares deposited under the Class A Offer or the Class B Offer and taken up and paid for by the Offeror (the "Purchased Shares") and in and to any and all dividends, distributions, payments, securities, rights, assets or other interests declared, paid, issued, transferred, made or distributed on or in respect of the Purchased Shares on and after the date of the Offers (collectively, "Other Securities"), effective from and after the date the Offeror takes up and pays for the Purchased Shares (the "Effective Date");

      (3) agrees and acknowledges that if, on or after the date of the Offers, DMR should declare or pay any cash or stock dividends or declare, make or pay any other payments or distributions on, or declare, allot, reserve or issue any securities, rights, assets or other interests with respect to the Shares, payable or distributable to holders of record on a date prior to the transfer into the name of the Offeror or its nominee or transferee on DMR's securities transfer records of Shares taken up pursuant to the Offers, the undersigned will receive and hold such dividend, distribution or rights for the account of the Offeror and

             (a) in the case of such cash dividends, distributions or payments, the amount of such cash dividends, distributions and payments shall be received by and held by the undersigned for the account of the Offeror until the Offeror pays for such Shares, the purchase price per Share payable pursuant to the Offers will be reduced by the amount of any such cash dividends, distributions or payments retained by the undersigned; and

             (b) in the case of non-cash dividends, distributions, payments, securities, rights, assets or other interests, the whole of any such non-cash dividends, distributions, payments, securities, rights, assets or other interests shall be received and held by the undersigned for the account of the Offeror and must promptly be remitted and transferred by the undersigned to the Depositary for the account of the Offeror accompanied by appropriate documentation of transfer and pending such remittance, the Offeror shall be entitled to all rights and privileges as owner of any such non-cash dividends, distributions, payments, securities, rights, assets or other interests and may withhold the entire purchase price payable by the Offeror to the undersigned pursuant to the Offers or deduct from the purchase price payable by the Offeror pursuant to the Offers, the amount or value thereof as determined by the Offeror in its sole discretion;

      (4) represents and warrants that (a) the undersigned owns the Purchased Shares and any Other Securities being deposited within the meaning of applicable securities laws, (b) the undersigned has full power and authority to deposit, sell, assign and transfer the Purchased Shares and any Other Securities to the Offeror without restriction, (c) the deposit of such Purchased Shares and any Other Securities complies with applicable securities laws, and (d) when such Purchased Shares and any Other Securities are taken up and paid for by the Offeror, the Offeror will acquire good title free and clear of all liens, restrictions, charges, encumbrances, claims and equities;

      (5) covenants that the undersigned will execute, upon request, any additional documents necessary or desirable to complete the sale, assignment and transfer of the Purchased
Shares and Other Securities to the Offeror;

      (6) directs the Depositary or the Forwarding Agent (a) unless otherwise indicated under "Special Payment Instructions", to issue the cheque for the purchase price and/or any certificates representing the balance of any Shares not deposited or purchased in their entirety in the name(s) of the undersigned;
(b) unless otherwise indicated under "Special Delivery Instructions", to forward by first class mail, postage prepaid, the cheque for the purchase price and/or any certificates representing the Shares not deposited or purchased in their entirety (and accompanying documents, as appropriate) to the undersigned at the address appearing under "Description of Shares Deposited", and if no name, address or delivery instructions are indicated, to the undersigned as it appears on the applicable share register maintained by DMR; and (c) in the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, to issue the cheque for the purchase price and/or any certificates representing the balance of any Shares not deposited or purchased in their entirety to or for the person or persons so indicated;

      (7) agrees, from and after the Effective Date, (a) not to vote any of the Purchased Shares or Other Securities at any meeting (whether annual, special or otherwise) of holders of securities of DMR, (b) not to exercise any or all of the other rights or privileges attached to the Purchased Shares or Other Securities, (c) to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of the Purchased Shares or Other Securities, and (d) to designate in any such instruments of proxy, the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Shares or Other Securities;

      (8) acknowledges that if, on or after the date of the Offers, DMR should split, combine or otherwise change any of the Shares or its capitalization, or disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion, make such adjustments as it deems appropriate to reflect such split, combination or other change in the purchase price and other terms of the Offers (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor);

      (9) irrevocably appoints the Depositary and any officer of the Offeror, and each of them, and any other person designated by the Offeror in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy with respect to the Purchased
Shares and Other Securities, effective from and after the Effective Date, with full power of substitution, in the name and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest), (a) to register or record, transfer and enter the transfer of Purchased Shares and any Other Securities on the appropriate register of holders of DMR; and (b) to exercise any and all of the rights of the undersigned in respect of the Purchased Shares and Other Securities including, without limitation, to vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Shares and Other Securities, revoke any such instrument, authorization or consent given prior to or after the Effective Date, designate in any such instruments of proxy any person or persons as the proxy or the proxy nominee or nominees of the undersigned in respect of such Purchased Shares and such Other Securities for all purposes including, without limiting the generality of the foregoing, in connection with any meeting (whether annual, special or otherwise) of holders of securities of DMR (or adjournment thereof), and execute, endorse and negotiate, for and in the name of and on behalf of the undersigned, any and all cheques or other instruments, respecting any distribution payable to or to the order of the undersigned;

      (10) hereby revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, conferred or agreed to be conferred by the undersigned at any time with respect to the Purchased Shares or Other Securities, and no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be given by the undersigned;

      (11) acknowledges that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Purchased Shares or Other Securities, including the propriety and effect of the execution of this Letter, will be determined by the Offeror in its sole discretion, and agrees that such determination shall be final and binding;

      (12) acknowledges that the Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which, in the opinion of its counsel, may be unlawful to accept under the laws of any jurisdiction, that the Offeror reserves the absolute right to waive any defect or irregularity in the deposit of any Purchased Shares or Other Securities, and that there shall be no obligation on the Offeror, the Dealer Manager, the Depositary, the Forwarding Agent or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice;

      (13) acknowledges that if such shareholder has its registered address in the U.S. (or if the nominee for such shareholder has its registered address in the U.S.) then such shareholder must validly complete the Substitute Form W-9 included in the information sent to such U.S. shareholder;

      (14) understands that a deposit of Purchased Shares or Other Securities pursuant to any one of the procedures described in section 3 of the accompanying Offers to Purchase and the instructions set out in this Letter will constitute a binding agreement between the undersigned and the Offeror upon the terms and subject to the conditions set out in the Offers and this Letter; and

      (15) acknowledges that all authority conferred or agreed to in or by this Letter shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Letter shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      By reason of the use by the undersigned of an English language form of Letter of Acceptance and Transmittal, the undersigned and each of you shall be deemed to have required that any contract evidenced by an Offer as accepted through this Letter of Acceptance and Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une lettre d'acceptation et d'envoi en langue anglaise par le soussigne, le soussigne et les destinataires sont presumes avoir requis que tout contrat atteste par une offre acceptee par cette lettre d'acceptation et d'envoi, de meme que tous les documents qui s'y rapportent, soient rediges exclusivement en langue anglaise.
                            SPECIAL PAYMENT INSTRUCTIONS
                             (See Instructions 4 and 6)

To be completed ONLY if certificates for Shares not deposited or not purchased in their entirety and/or the cheque for the purchase price is to be issued in the name of someone other than the undersigned.

Issue to:

      Name:
             -------------------------------------------------
                                   (Please Print)

      Address:
             ---------------------------------------------------
             ---------------------------------------------------
             ---------------------------------------------------
                                (Include Postal Code)


                            SPECIAL DELIVERY INSTRUCTIONS
                             (See Instructions 4 and 6)

To be completed ONLY if certificates for Shares not deposited or not purchased in their entirety and/or the cheque for the purchase price is to be sent to someone other than the undersigned at an address other than that appearing under "Description of Shares Deposited".

Send to:

      Name:
             ------------------------------------------------------
                                   (Please Print)

      Address:
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                (Include Postal Code)


                     SIGN BELOW EXACTLY AS THE SHAREHOLDER NAME
                          APPEARS ON THE SHARE CERTIFICATE

                        ------------------------------------
                        ------------------------------------
                             (Signature(s) of Owner(s))

                        ------------------------------------
                        ------------------------------------
                       Social Insurance Number(s) of Owner(s)

Telephone:
             ------------------------------------------------

                             Signature(s) Guaranteed by
                             (See Instructions 2 and 3)

Authorized Signature
                          -----------------------------------------

Name of Firm
             -------------------------------------------------------

                                 SOLICITED DEPOSITS

If applicable, the depositing holder of Shares signing above represents that the member of the Soliciting Dealer Group who solicited and obtained this deposit is:

Name of Firm
             --------------------------------------------------

Name of Individual

                   --------------------------------------------
Address of Firm
                   ---------------------------------------------

[ ] Check if registered holder represents more than one beneficial holder and attach list of beneficial holders and shares held by each.

                       TRANSMITTAL AND ACCEPTANCE INSTRUCTIONS


1. DELIVERY OF LETTER OF ACCEPTANCE AND TRANSMITTAL AND CERTIFICATES. To accept the Class A Offer or the Class B Offer, certificate(s) representing beneficial ownership of Shares, together with a properly completed and duly executed copy of this Letter (or facsimile thereof) and all other documents required by this Letter, must be received by the Depositary or the Forwarding Agent at the offices listed below at or before the Expiry Time.

A holder of Shares whose certificate(s) for such shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or the Forwarding Agent at or before to the Expiry Time, may deposit their Shares by properly completing and executing a Notice of Guaranteed Delivery pursuant to the procedures for guaranteed delivery set forth in section 3 of the accompanying Offers to Purchase. Pursuant to such procedure (i) such deposit must be made only at the principal office of the Depositary in Montreal by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, in the accompanying form (or a facsimile thereof), must be received by the Depositary at its Montreal office at or prior to the Expiry Time; and (iii) the certificates representing such deposited Shares in proper form for transfer, together with a properly completed and duly executed copy of this Letter (or facsimile thereof) with any required signature guarantees and any other documents required by this Letter must be received by the Depositary at its principal office in Montreal listed in the Notice of Guaranteed Delivery before 4:30 p.m., Montreal time, on the third trading day on the Montreal Exchange after the Expiry Time. Delivery to any offices of the Depositary other than its principal office in Montreal, or delivery to the Forwarding Agent, does not constitute delivery for the purpose of satisfying a guaranteed delivery. See section 3 of the accompanying Offers to Purchase.

Holders whose Shares are registered in the name of a nominee should contact their broker, dealer, bank, trust company or other nominee for assistance in depositing such Shares.

THE METHOD OF DELIVERY OF CERTIFICATES, THIS LETTER AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE DEPOSITING SHAREHOLDER. THE OFFEROR RECOMMENDS THAT SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY OR THE FORWARDING AGENT AND A RECEIPT OBTAINED OR, IF MAILED, THAT REGISTERED MAIL (RETURN RECEIPT REQUESTED) BE USED AND PROPER INSURANCE OBTAINED.


2. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Letter (i) if this Letter is signed by the registered holder(s) of the Shares (unless such holder has completed the box entitled "Special Payment Instructions") or (ii) if such Shares are deposited for the account of a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office or correspondent in Canada, or a firm which is a member of the Investment Dealers Association of Canada or a recognized stock exchange in Canada or a member of a national securities exchange in the United States of America, or a member of the National Association of Securities Dealers Inc. (each, an "Eligible Institution").

In all other cases, all signatures on this Letter must be guaranteed by an Eligible Institution. See also Instruction 3.


3. SIGNATURES ON LETTER OF ACCEPTANCE AND TRANSMITTAL, POWERS AND ENDORSEMENTS. If this Letter is signed by the registered holder(s) of Shares represented by the deposited certificate(s), the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever and the certificate(s) need not be endorsed.

If this Letter is signed by a person other than the registered holder(s) of the Shares represented by the deposited certificates, or if certificates representing Shares for which the Class A Offer or the Class B Offer has not been accepted are to be issued to a person other than the registered owner, then the certificate(s) must be endorsed or accompanied by share transfer powers duly and properly completed by the registered holder(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s). The signature(s) on such certificate(s) or powers must be guaranteed by an Eligible Institution.

If the deposited Shares are held of record by two or more joint owners, all such owners must sign this Letter. If any deposited
Shares are registered in different names on similar certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

If this Letter or any certificates or powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and proper evidence satisfactory to the Offeror of their authority so to act must be submitted.


4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the cheque to be issued in payment of the purchase price for Shares purchased, or certificates for the balance of any Shares not deposited or any Shares not purchased, is to be:

      (i) issued in the name of a person(s) other than the person(s) signing this Letter; or

      (ii) sent to someone other than the person(s) signing this Letter or to the person(s) signing this Letter at an address other than that appearing under "Description of Shares Deposited" the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions", as applicable, should be completed.


5. INADEQUATE SPACE. If the space provided for any information is inadequate, the required information should be set out on a separate signed list.


6. PARTIAL DEPOSITS. If fewer than all the Shares evidenced by any certificate(s) submitted are to be deposited, fill in the number of Shares that are to be deposited in the box entitled "Number of Shares Deposited". In such case, a new certificate(s) for Shares not deposited will be issued and sent to the person(s) signing this Letter, unless otherwise provided in the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions", as soon as practicable after the expiration or termination of the Offers. All Shares evidenced by a certificate(s) submitted to the Depositary or the Forwarding
Agent will be deemed to have been deposited unless otherwise indicated.


7. STOCK TRANSFER TAXES. The Offeror will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order by the registered holder(s) pursuant to the Offers. If, however, certificates for Shares not deposited or purchased are to be registered in the name of any person(s) other than the registered holder(s), or if certificates for Shares are registered in the name of any person(s) other than the person(s) signing this Letter, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person(s) payable on account of the transfer to such person(s)) will be payable by the seller(s) (which may include a deduction from the purchase price) unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) for Shares.


8. REQUEST FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Depositary. Additional copies of the Offers to Purchase and Offering Circular and this Letter may be obtained on request and without charge from the Depositary or the Forwarding Agent at the offices listed below. Holders of Shares may also contact the Dealer Manager, the Offeror, their local broker, dealer, commercial bank or trust company for assistance.


9. LOST CERTIFICATES. If a certificate representing Shares has been lost or destroyed, this Letter should be completed as fully as possible and forwarded to the Depositary together with a letter stating the loss. The Depositary will contact you to advise of the replacement requirements.


10. GOVERNING LAW. The Offers and any agreement resulting from the acceptance of the Offers will be construed in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

      Facsimile copies of this Letter, properly completed and duly executed in accordance with the instructions in this Letter, will be accepted. This Letter, certificates for Shares and any other required documents should be sent or delivered by each holder of Shares or such holders' investment dealer, stockbroker, bank, trust company or other nominee to the Depositary or the Forwarding Agent at the addresses set forth below.


                          The Depositary for the Offers is:
                          ---------------------------------

                          MONTREAL TRUST COMPANY OF CANADA


                                FOR DELIVERY BY MAIL:
                                ---------------------

                             1800 McGill College Avenue
                                      8th Floor
                                  Montreal, Quebec
                                       H3A 3K9


                          FOR DELIVERY BY HAND OR COURIER:
                          --------------------------------

1800 McGill College Avenue                   151 Front Street West
8th Floor                                    8th Floor
Montreal, Quebec                             Toronto, Ontario
H3A 3K9                                      M5J 2N1
Facsimile:(514) 982-7347                     Facsimile:(416) 981-9596
Telephone: (514) 982-7555                    Telephone: (416) 981-9608

                   510 Burrard Street
                   2nd Floor
                   Vancouver, B.C.
                   V6C 3B9
                   Facsimile:  (604) 661-9480
                   Telephone:  (604) 661-0283


                          The Dealer Manager of the Offers:
                          ---------------------------------

RBC DOMINION                                 RBC DOMINION
SECURITIES INC.                              SECURITIES INC.
Commerce Court South                         2000 McGill College
Toronto, Ontario                             Suite 300
M5L 1A7                                      Montreal, Quebec
Marianne Anderson (416) 864-4509             H3A 3H5
Shaun Finnie (416) 941-5835                  Jeffrey Drummond
                                               (514) 282-5204
Emma Loewen (416) 864-4518


                              The Forwarding Agent is:
                              ------------------------

                               THE BANK OF NOVA SCOTIA
                              TRUST COMPANY OF NEW YORK
                                  One Liberty Plaza
                                     23rd Floor
                                 New York, NY 10006
                              Facsimile: (212) 225-5438
                              Telephone: (212) 225-5436

                            NOTICE OF GUARANTEED DELIVERY

                                         OF

                 CLASS A SUBORDINATE VOTING SHARES OR CLASS B SHARES

                                         of

                                   DMR GROUP INC.

                       Pursuant to the Offers to Purchase and
                     Offering Circular dated September 27, 1995

                                         of

                           AMDAHL CANADA ACQUISITION INC.,
                            a wholly-owned subsidiary of

                                AMDAHL CANADA LIMITED

      This Notice of Guaranteed Delivery or a substantially equivalent form ("Notice") must be used to accept the Class A Offer or the Class B Offer if certificates representing Class A Subordinate Voting Shares (the "Class A Shares") or Class B Shares (the "Class B Shares" and, together with the Class A Shares, the "Shares") of DMR Group Inc. ("DMR") are not immediately available or time will not permit all required documents to reach the Depositary or the Forwarding Agent at or before the Expiry Time. This Notice may be delivered by hand or transmitted by facsimile or mailed to the Depositary in Montreal (at the address listed below) and must be received by the principal office of the Depositary at or before the Expiry Time. This Notice must include a guarantee by an Eligible Institution. See section 3 of the accompanying Offers to Purchase.

      The terms and conditions of the Offers are incorporated by reference in this Notice. Capitalized terms used and not defined in this Notice which are defined in the Offers shall have the respective meaning set out in the Offers.

THE DEPOSITARY FOR THE OFFERS IS: MONTREAL TRUST COMPANY OF
CANADA

FOR DELIVERY BY HAND OR COURIER:

Montreal Trust Company of Canada
1800 McGill College Avenue
8th Floor
Montreal, Quebec, Canada
H3A 3K9

FOR DELIVERY BY MAIL:

1800 McGill College Avenue
8th Floor
Montreal, Quebec, Canada
H3A 3K9

FACSIMILE COPY NUMBER:

(514) 982-7347

FOR INFORMATION:

Call collect to Montreal Trust Company of Canada
(514) 982-7555 (Montreal)

      This Notice is not to be used to guarantee signatures. If a signature on any Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Acceptance and Transmittal.



      DELIVERY OF THIS NOTICE TO AN ADDRESS OR FACSIMILE NUMBER
OTHER THAN THOSE ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

      The undersigned hereby deposits to AMDAHL CANADA ACQUISITION INC., upon the terms and subject to the conditions set forth in the accompanying Offers To Purchase and Offering Circular and Letter of Acceptance and Transmittal, receipt of which is hereby
acknowledged,                Class A Shares and Class B Shares of
DMR pursuant to the guaranteed delivery procedure set forth in section 3 of the Offers To Purchase.

Class of Shares and
Certificate No. (if available):              Name(s) of Holder(s):
-------------------------------              -------------------------
-------------------------------              -------------------------
-------------------------------              -------------------------
-------------------------------              -------------------------
-------------------------------              -------------------------
                                             Address:
                                             --------------------------
                                             --------------------------
                                             --------------------------
                                             Area Code and Telephone
                                             Number:
                                             --------------------------


                                      GUARANTEE

      The undersigned, a Canadian chartered bank or a trust company in Canada, a commercial bank or trust company having an office or correspondent in Canada or a firm which is a member of the Investment Dealers Association of Canada, a recognized stock exchange in Canada, a member of a national securities exchange in the United States of America, or a member of the National Association of Securities Dealers Inc., guarantees delivery to the Depositary of the certificates representing the deposited Shares, in proper form for transfer with a properly completed and executed Letter of Acceptance and Transmittal (or facsimile thereof) with any required signature guarantees and any other required documents, to the principal office of the Depositary in Montreal, all before 4:30 p.m. (Montreal time) on the third trading day on the Montreal Exchange after the Expiry Time.

Name of Firm:
             -------------------             ----------------------
                                             Authorized Signature
Address:
             ---------------------
             ---------------------
                                       Name:
                                             ------------------------
                                             Please Print

                                       Title:
                                             -------------------------
Area Code and Tel. No.:                      Dated:
----------------------------                        -------------------

                                       AMDAHL

                               Canada Acquisition Inc.
                                     Suite 6600
                               1 First Canadian Place
                                  Toronto, Ontario
                                       M5X 1B8

                                                        September 27, 1995


Dear Shareholder of DMR Group Inc.,

      Amdahl Canada Acquisition Inc., a wholly-owned subsidiary of Amdahl Canada Limited, is offering to purchase all of the Class A subordinate voting shares and the Class B shares of DMR Group
Inc. For each of the shares tendered and accepted under the Offers, you will receive Cdn. $8.25 in cash. The Offers are open for acceptance until 8:00 p.m. (Montreal time) on Thursday, October 19, 1995.

      We believe that our Offers represent a very attractive opportunity for DMR's shareholders, and we encourage you to accept them. The principal shareholders, comprising the Chairman, President and Chief Executive Officer of DMR, the estate of J. Alain Roy, and the Ontario Teachers' Pension Plan Board, have already irrevocably and unconditionally agreed to tender their shares to these Offers. These parties hold an aggregate of 1,607,800 Class A shares (representing approximately 15% of the outstanding Class A shares) and 3,556,088 Class B shares (representing more than 99% of the outstanding Class B shares). Such shares represent approximately 80% of the voting rights attached to the outstanding Class A and Class B shares and approximately 36% of the outstanding capital of DMR.

      Accompanying this letter are the following documents:

      1.     The Offers from Amdahl Canada Acquisition Inc.;

      2. An Offering Circular providing information about the Offers; and

      3.     Procedures to follow in order to tender your shares.

      We urge you to review the enclosed documents carefully and look forward to your acceptance of our Offers.

                                       Yours truly,


                                       /s/DENNIS R. ING
                                       Dennis R. Ing
                                       President & Chief Executive Officer